Exhibit 1.1

8,000,000 Shares

MONEYGRAM INTERNATIONAL, INC.

COMMON STOCK, $0.01 PAR VALUE

UNDERWRITING AGREEMENT

March 27, 2014

March 27, 2014

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Wells Fargo Securities, LLC

375 Park Avenue, 3rd Floor

New York, New York 10152

Ladies and Gentlemen:

Thomas H. Lee Equity Fund VI, L.P., Thomas H. Lee Parallel Fund VI, L.P., Thomas H. Lee Parallel (DT) Fund VI, L.P., THL Equity Fund VI Investors (MoneyGram), LLC, THL Coinvestment Partners, L.P., THL Operating Partners, L.P., THL Managers VI, LLC, Great-West Investors L.P. and Putnam Investments Employees’ Securities Company III, LLC (collectively, the “THL Selling Shareholders”) propose to sell an aggregate of 3,582,806 shares of common stock, $0.01 par value, of MoneyGram International, Inc., a Delaware Corporation (the “Company”), (the “THL Shares”), and GS Capital Partners VI Fund, L.P., GS Capital Partners VI Offshore Fund, L.P., GS Capital Partners VI Parallel, L.P., GS Capital Partners VI GmbH & Co. KG, GSMP V Onshore US, Ltd., GSMP V Institutional US, Ltd., GSMP V Offshore US, Ltd. and The Goldman Sachs Group, Inc. (collectively, the “Goldman Sachs Selling Shareholders” and, collectively with the THL Selling Shareholders, the “Selling Shareholders”) propose to sell in compliance with Section 5 of the Amended and Restated Certificate of Designations, Preferences and Rights of Series D Participating Convertible Preferred Stock (the “Certificate of Designations”) an aggregate of 35,337.5520 shares of Series D Participating Convertible Preferred Stock (the “Series D Preferred Stock”), which will be automatically converted (the “Conversion”) to 4,417,194 shares of common stock, $0.01 par value, of the Company (the “Conversion Shares” and, collectively with the THL Shares, the “Firm Shares”), upon receipt of the Series D Preferred Stock by the several Underwriters named in Schedule II hereto (the “Underwriters”) in compliance with the Certificate of Designations, to the Underwriters, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule I hereto.

The Selling Shareholders also propose to sell to the several Underwriters not more than an additional 1,200,000 shares of common stock, $0.01 par value, of the Company (the “Additional Shares,” provided that, for clarity purposes, “Additional Shares” shall include shares of common stock from the Goldman Sachs Selling Shareholders issuable upon a Conversion) if and to the extent that you, as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof, each Selling Shareholder selling no more than the number of Additional Shares set forth opposite such Selling Shareholder’s name in Schedule I hereto. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares,” provided that, for clarity purposes, “Shares” shall include shares of common stock from the Goldman Sachs Selling Shareholders issuable upon a Conversion. The outstanding shares of common stock, $0.01 par value, of the Company are hereinafter referred to as the “Common Stock.”

In connection with the offering of the Shares by the Selling Shareholders, the Company has entered into an agreement with the THL Selling Shareholders, dated as of March 26, 2014 (the “Stock Repurchase Agreement”), pursuant to which the Company has agreed to repurchase from the THL Selling Shareholders in a private, non-underwritten transaction, 8,185,092 shares of Common Stock (the “Concurrent Stock Repurchase”) at a price per share of $16.25. The Concurrent Stock Repurchase will be consummated on the Closing Date (as defined in Section 5) and is conditioned upon the consummation of the offering of the Firm Shares pursuant to the terms of this Agreement and of the Incremental Amendment (as defined below) (and is subject to the terms and conditions in the Stock Repurchase Agreement).

On or prior to the Closing Date, the Company intends to enter into an Incremental Amendment and Joinder Agreement to the Amended and Restated Credit Agreement, dated as of April 2, 2013, among the Company, the lenders named therein and Bank of America, N.A., as administrative agent (the “Credit Agreement”), among the Company, Bank of America, N.A., as administrative agent and the financial institutions party thereto as Tranche B-1 Lenders (the “Incremental Amendment”), to finance the Concurrent Stock Repurchase.

This Agreement, the Stock Repurchase Agreement and the Incremental Amendment are collectively referred to herein as the “Transaction Documents.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-171151), including a prospectus, relating to the Shares. Such registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement;” the prospectus in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration

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statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth in Schedule III hereto, “Preliminary Prospectus” means any preliminary prospectus relating to the Shares included in the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Preliminary Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters and each of the Selling Shareholders as of the date hereof, the Applicable Time (which is 7:00 A.M. New York City time on March 28, 2014) and the Closing Date (as defined in Section 5), that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission

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thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each Preliminary Prospectus did not, as of its filing date, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, any Preliminary Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus. Each free writing prospectus does not conflict with the information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly

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qualified to transact business and is in good standing (where applicable) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the performance by the Company of its obligations under, or the consummation of the transactions contemplated by, the Transaction Documents or the Time of Sale Prospectus (a “Material Adverse Effect”).

(e) Each subsidiary of the Company has been duly incorporated or formed, is validly existing as a corporation or other entity, as the case may be, in good standing (where applicable) under the laws of the jurisdiction of its incorporation or formation, has the corporate, trust, partnership or other power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing (where applicable) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and are validly issued, fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for the pledge of such stock pursuant to the Credit Agreement.

(f) The Transaction Documents have been duly authorized, executed and delivered by the Company. The Stock Repurchase Agreement remains in full force and effect and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles. On or prior to the Closing Date, the Incremental Amendment will be duly authorized, executed and delivered by the Company and will constitute a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h) The outstanding shares of Common Stock (including the Shares to be sold in this offering) have been duly authorized and are, or in the case of the Shares to be issued upon conversion of any shares of Series D Preferred Stock after the date hereof in connection with this offering will be, validly issued, fully paid and non-assessable.

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(i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, each of the Transaction Documents will not contravene (i) any provision of applicable law, (ii) the amended and restated certificate of incorporation (including the Amended and Restated Certificate of Designations, Preferences and Rights of Series D Participating Convertible Preferred Stock) or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except, in the cases of clauses (i), (iii) and (iv), for any such contravention that would not have a Material Adverse Effect, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under each of the Transaction Documents, except the registration under the Securities Act of the offering of the Shares and such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(k) There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a Material Adverse Effect or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(l) Each Preliminary Prospectus complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(m) The Company is not required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

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(n) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(o) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(p) Other than that certain Registration Rights Agreement, dated as of March 25, 2008 among the Company and the several investors listed on Schedule I thereto, as amended (the “Registration Rights Agreement”), there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(q) Except for lawful campaign contributions to candidates for U.S. domestic or foreign office, none of the Company or any of its subsidiaries, or, to the Company’s knowledge, any of its affiliates (as defined in the Exchange Act) (other than the Selling Shareholders and any affiliates of the Company that are only affiliates of the Company because they are affiliates of any of the Selling Shareholders), any of their respective directors, officers or employees, or, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries, in their capacities as such, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any officer or employee of a government or government-owned or government-controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and, to the Company’s knowledge, its affiliates (other than the Selling Shareholders and any affiliates of the Company that are only affiliates of

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the Company because they are affiliates of any of the Selling Shareholders) have conducted their respective businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(r) Except as disclosed in the Time of Sale Prospectus, (i) the operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and (ii) no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(s) (i) None of the Company or any of its subsidiaries, any of their respective directors, officer or employees, or, to the Company’s knowledge, any agent, affiliate (other than the Selling Shareholders and any affiliates of the Company that are only affiliates of the Company because they are affiliates of any of the Selling Shareholders) or representative of the Company or any of its subsidiaries, in their capacities as such, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) , the U.S. Department of State, the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(ii) For the past 5 years, the Company and its subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

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(t) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement (taking into account any extension of time to file granted or obtained on behalf of the Company or any of its subsidiaries) and have paid all taxes due thereon (except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), except for cases in which the failure to file or pay would not have a Material Adverse Effect. Except as disclosed in the Time of Sale Prospectus, no tax deficiency has been determined, as a result of a final determination, adversely to the Company or any of its subsidiaries that has had (nor does the Company or any of its subsidiaries have any notice or knowledge of any tax deficiency that could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

(u) The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) under the Exchange Act that complies with the requirements of the Exchange Act) and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance (i) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (ii) that the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. Based on the Company’s most recent evaluation of its internal controls over financial reporting pursuant to Rule 13a-15(c) under the Exchange Act, except as disclosed in the Time of Sale Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(v) Except as disclosed in the Time of Sale Prospectus, since the date of the latest audited financial statements of the Company included or incorporated by reference in the Time of Sale Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(w) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

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(x) The Company maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(y) All outstanding shares of Common Stock are listed on The NASDAQ Global Select Market.

(z) The Incremental Amendment will be in full force and effect as of the Closing Date and provide for term loans in an aggregate amount of at least $130,000,000, which will be used to finance the Concurrent Stock Repurchase.

2. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, as applicable, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters as of the date hereof, the Applicable Time (which is 7:00 A.M. New York City time on March 28, 2014) and the Closing Date (as defined in Section 5) , that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement will not contravene (A) any provision of applicable law, (B) the certificate of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), (C) any agreement or other instrument binding upon such Selling Shareholder, or (D) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, except in the case of clauses (A), (C) and (D) for such contraventions that would not, individually or in the aggregate, have a material adverse effect on the ability of such Selling Shareholder to perform its obligations hereunder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement of such Selling Shareholder, except such as may be required by the federal securities laws or the securities or Blue Sky laws of the various states, the Financial Industry Regulatory Authority and The NASDAQ Global Select Market in connection with the offer and sale of the Shares.

(c) With respect to the THL Selling Shareholders only, (i) the Stock Repurchase Agreement has been duly authorized, executed and delivered by or on behalf of each THL Selling Shareholder; and (ii) the execution and delivery by each THL Selling Shareholder of, and the performance by each THL Selling

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Shareholder of its obligations under, the Stock Repurchase Agreement will not contravene (A) any provision of applicable law, (B) the certificate of incorporation or by-laws of such THL Selling Shareholder (if such THL Selling Shareholder is a corporation), (C) any agreement or other instrument binding upon such THL Selling Shareholder, or (D) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such THL Selling Shareholder, except in the case of clauses (A), (C) and (D) for such contraventions that would not, individually or in the aggregate, have a material adverse effect on the ability of such THL Selling Shareholder to perform its obligations thereunder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such THL Selling Shareholder of its obligations under the Stock Repurchase Agreement of such THL Selling Shareholder, except such as may be required by the federal securities laws or the securities or Blue Sky laws of the various states, the Financial Industry Regulatory Authority and The NASDAQ Global Select Market in connection with the offer and sale of the Shares.

(d)(i) With respect to the THL Selling Shareholders only, such THL Selling Shareholders own the Shares to sold by them pursuant to this Agreement free and clear of all liens, encumbrances, equities or claims and have the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by them, or a security entitlement in respect of such Shares;

(ii) With respect to the Goldman Sachs Selling Shareholders only, such Goldman Sachs Selling Shareholders own the shares of Series D Preferred Stock which, upon the Conversion, are equal to 4,744,696 shares of the Company’s Common Stock to be sold by them pursuant to this Agreement (which includes the Additional Shares to be sold by the Goldman Sachs Selling Shareholders in connection with any Option Closing Date, as applicable) free and clear of all liens, encumbrances, equities or claims and have the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by them, or a security entitlement in respect of such Shares.

(e) Upon payment for the Shares sold by such Selling Shareholder pursuant to this Agreement and the crediting of such Shares on the books of the Depositary Trust Company (“DTC”) to securities accounts of the Underwriters (assuming that no such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (B) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to

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such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (y) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(f) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (i) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) each Preliminary Prospectus did not, as of its filing date, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement therein, in the light of the circumstances under which they were made, not misleading, and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that the representations and warranties set forth in this paragraph 2(f) only apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, any Preliminary Prospectus or the Prospectus with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use therein (the “Selling Shareholder Information”). Each of the Company, the Selling Shareholders and the Underwriters acknowledges and agrees that for all purposes of this Agreement, the only Selling Shareholder Information is the statements pertaining to the name and address of such Selling Shareholder, the number of shares owned and the number of shares proposed to be sold by such Selling Shareholder and the information about such Selling Shareholder appearing in the text corresponding to the footnote adjacent to such Selling Shareholder’s name on pages S-24 to and including S-27 of the Preliminary Prospectus and the Prospectus under the caption “Selling Stockholders” in the Time of Sale Prospectus and the Prospectus.

3. Agreements to Sell and Purchase. Each Selling Shareholder, severally and not jointly, hereby agrees to sell to the several Underwriters at $16.00 per share (the “Purchase Price”) the number of Firm Shares set forth in Schedule I hereto opposite the name of such Selling Shareholder, and each Underwriter, upon the basis of the representations and warranties herein contained,

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but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Selling Shareholder at the Purchase Price the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Selling Shareholder as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares (after giving effect to Section 13 hereof). Solely for informational purposes, it is noted that the Purchase Price per share of common stock sold pursuant to this Agreement is the equivalent of $2,000.00 per share of Series D Preferred Stock prior to the Conversion.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Shareholders agree to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 1,200,000 Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice. Additional Shares may be purchased for the purpose of covering sales of shares in excess of the number of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), (x) each Selling Shareholder agrees, severally and not jointly, to sell to the several Underwriters the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be sold on such Option Closing Date as the number of Additional Shares set forth in Schedule I hereto opposite the name of such Selling Shareholder bears to the total number of Additional Shares, and (y) each Underwriter agrees, severally and not jointly, to purchase from such Selling Shareholder, the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be sold by such Selling Shareholder on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

The Company hereby agrees that, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, on behalf of the Underwriters, it will not, during the period ending 90 days

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after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) or any other securities so owned convertible into or exercisable or exchangeable for Common Stock; (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (a) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (b) distributions by the Company of shares of Common Stock or any security convertible into Common Stock to stockholders of the Company; provided that (i) each distributee shall enter into a written agreement accepting the restrictions set forth in the preceding paragraph and this paragraph and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, and no other public filing or report regarding such transfers shall be required or shall be voluntarily made in respect of the transfer or distribution during the 90-day restricted period, (c) grants by the Company of stock options and restricted stock units in such amounts and having such terms as disclosed in the Time of Sale Prospectus, or (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the 90-day restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the Company. The Company consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Shares held by the Company in violation with the foregoing restrictions. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC of any earnings release, news or event that may give rise to an extension of the initial 90-day restricted period.

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4. Terms of Public Offering. The Selling Shareholders are advised by you that the Underwriters propose to make a public offering (the “Public Offering”) of their respective portions of the Shares as soon after this Agreement is executed as in your judgment is advisable. The Selling Shareholders are further advised by you that the Shares are to be offered to the public initially at $16.50 per share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $0.30 per share under the Public Offering Price.

5. Payment and Delivery. Payment for the Firm Shares to be sold by each Selling Shareholder shall be made to such Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on April 2, 2014, or at such other time on the same or such other date, not later than April 11, 2014, as shall be designated in writing by you and provided to the Company and each Selling Shareholder. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Selling Shareholders in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than May 1, 2014, as shall be designated in writing by you and provided to the Company and each Selling Shareholder.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law.

6. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

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(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters and the Selling Shareholders shall have received on the Closing Date an opinion of Mr. F. Aaron Henry, General Counsel for the Company, dated the Closing Date, in the form set forth on Exhibit A hereto.

(d) The Underwriters and the Selling Shareholders shall have received on the Closing Date an opinion and negative assurance letter of Vinson & Elkins L.L.P., outside counsel for the Company, dated the Closing Date, in the form set forth on Exhibit B-1 and B-2 hereto.

(e) The Underwriters shall have received on the Closing Date opinions of (i) Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Goldman Sachs Selling Shareholders with respect to U.S. law; (ii) P+P Pöllath + Partners, counsel for GS Capital Partners VI GmbH & Co. KG with respect to German law; (iii) Maples and Calder, counsel for GSMP V Institutional US, Ltd. with respect to Cayman Island law; (iv) Maples and Calder, counsel for GS Capital Partners VI Offshore Fund, L.P. with respect to Cayman Island law; (v) Maples and Calder counsel for GSMP V Offshore US, Ltd. with respect to Cayman Island law; (vi) Maples and Calder, counsel for GSMP V Onshore US, Ltd. with respect to

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Cayman Islands Law; and (vii) Weil, Gotshal & Manges LLP, counsel for the THL Selling Shareholders, each dated the Closing Date, in the form set forth on Exhibit C, Exhibit D, Exhibit E, Exhibit F, Exhibit G, Exhibit H and Exhibit I, respectively.

(f) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Closing Date, covering such matters as the Underwriters shall reasonably request.

The opinions of Fried, Frank, Harris, Shriver & Jacobson LLP, P+P Pöllath + Partners, Maples and Calder and Weil, Gotshal & Manges LLP described in Section 6(e) above shall be rendered to the Underwriters at the request of one or more of the Selling Shareholders and shall state so therein (or shall state that they are being rendered pursuant to Section 6(e) of this Agreement), and the opinion of Vinson & Elkins L.L.P. described in Section 6(d) above shall be rendered to the Underwriters and the Selling Shareholders at the request of the Company and shall so state therein.

(g) The Underwriters and the Selling Shareholders shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, an independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h) The “lock-up” agreements between you and the executive officers and directors of the Company, each substantially in the form of Exhibit J, and the “lock-up” agreements between you and the Selling Shareholders, each substantially in the form of Exhibit K hereto, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(i) Prior to the Closing Date, each Selling Shareholder whose Shares include shares of Common Stock to be issued upon the Conversion shall have executed and delivered a notice of conversion (a “Conversion Notice”) in compliance with the relevant provisions of Section 5 of the Certificate of Designations.

(j) Upon receipt by the Underwriters at the closing, 35,337.5520 shares of the Series D Preferred Stock held by the Goldman Sachs Selling

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Shareholders shall have been duly converted to 4,417,194 shares of Common Stock being sold hereunder in compliance with the relevant provisions of the Certificate of Designations. As of the Closing Date, the Conversion Shares will be (1) duly authorized, validly issued, fully paid and non-assessable, and (2) listed on The NASDAQ Global Select Market.

(h) (i) As of the Closing Date, the Incremental Amendment shall have been executed and delivered by the Company and the financial institutions party thereto; and (ii) at least one business day prior to the date hereof, the Stock Repurchase Agreement shall have been executed and delivered by the Company and the THL Selling Shareholders, and contemporaneously with the consummation of the offering of the Firm Shares on the Closing Date, the Concurrent Stock Repurchase will be consummated.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i) a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 6(b) hereof remains true and correct as of such Option Closing Date;

(ii) an opinion of Mr. F. Aaron Henry, General Counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(c) hereof;

(iii) an opinion and negative assurance letter of Vinson & Elkins L.L.P., outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(d) hereof;

(iv) an opinion of each of Fried, Frank, Harris, Shriver & Jacobson LLP, P+P Pöllath + Partners, Maples and Calder and Weil, Gotshal & Manges LLP, outside counsel for each of the Selling Shareholders, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinions required by Section 6(e) hereof;

(v) an opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(f) hereof;

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(vi) a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(G) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date; and

(vii) such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

7. Covenants of the Company. The Company covenants with each Underwriter and each Selling Shareholder as follows:

(a) To furnish to you, without charge, one signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated therein by reference and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

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(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, or if any other event shall occur or condition exist as a result of which it shall be necessary to amend or supplement the Time of Sale Prospectus, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and the Selling Shareholders and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, or if any other event shall occur or condition exist as a result of which it shall be necessary to amend or supplement the Time of Sale Prospectus, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request;

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provided, however, that nothing contained in this Section 7(g) shall require the Company to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits or to subject itself to taxation in any jurisdiction in which it is otherwise not so subject, other than suits and taxes arising out of the offering.

(h) To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) If any Selling Shareholder is not a U.S. person for U.S. federal income tax purposes, the Company will deliver to each Underwriter (or its agent), on or before the Closing Date, (i) a certificate with respect to the Company’s status as a “United States real property holding corporation,” dated not more than thirty (30) days prior to the Closing Date, as described in Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), and (ii) proof of delivery to the IRS of the required notice, as described in Treasury Regulations 1.897-2(h)(2).

8. Covenants of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, covenants with each Underwriter that:

(a) Such Selling Shareholder will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(b) Prior to the Closing Date, the Goldman Sachs Selling Shareholders shall have executed and delivered a Notice of Conversion with respect to such Goldman Sachs Selling Shareholder’s Conversion Shares in compliance with the relevant provisions of Section 5 of the Certificate of Designations.

9. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and one counsel for the Selling Shareholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs

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associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iii) all costs and expenses incident to listing the Shares on The NASDAQ Global Select Market, (iv) the cost of printing certificates representing the Shares, (v) the costs and charges of any transfer agent, registrar or depositary, (vi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants (other than travel and lodging expenses of the representatives of the Underwriters) and one-half of the cost of any aircraft chartered in connection with the road show, (vii) the document production charges and expenses associated with printing this Agreement and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution” and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

Each Selling Shareholder agrees to pay or cause to be paid the fees, disbursements and expenses of its counsel (other than the counsel whose fees and disbursements the Company has agreed to pay pursuant the first paragraph of this Section 9). All costs and expenses related to the transfer and delivery of the Shares to the Underwriters by the Selling Shareholders, including any transfer or other taxes payable thereon, shall be paid by the relevant Selling Shareholder.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Company or the Selling Shareholders may otherwise have for the allocation of such expenses among themselves.

10. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free

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writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, its officers, directors and employees, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter (other than a Selling Shareholder in its capacity as a Selling Shareholder) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder

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expressly for use in the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto, provided that each of the Company, the Selling Shareholders and the Underwriters acknowledges and agrees that for all purposes of this Agreement, the only Selling Shareholder Information is the statements pertaining to the name and address of such Selling Shareholder and the number of shares owned and the number of shares proposed to be sold by such Selling Shareholder and the information about such Selling Shareholder appearing in the text corresponding to the footnote adjacent to such Selling Shareholder’s name in page S-24 to and including S-27 of the Preliminary Prospectus and the Prospectus under the caption “Selling Stockholders” in the Time of Sale Prospectus and the Prospectus.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b) or 11(c), such person (the “indemnified party”) shall promptly notify each person against whom such indemnity may be sought (each an “indemnifying party” and, together, the “indemnifying parties”) in writing but omission so to notify each indemnifying party shall not relieve any indemnifying party from any liability or obligation to contribute which it may have to any indemnified party otherwise than under such subsection, except to the extent any indemnified party is materially prejudiced as a result of

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such failure. The indemnifying party or indemnifying parties, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party or indemnifying parties may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) each indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party or the indemnifying parties has or have failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified person, or (iii) the named parties to any such proceeding (including any impleaded parties) include both an indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that no indemnifying party shall, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (A) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (B) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (C) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders (and their directors, officers and employees, as applicable) and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for any of the Selling Shareholders (and their directors, officers and employees, as applicable) and such control persons of any Selling Shareholders, such firm shall be designated in writing by such Selling Shareholder or Selling Shareholders. No indemnifying party shall be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, each indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated

25

by the second and third sentences of this paragraph, each indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by this subsection (d) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date such indemnifying party enters into an agreement with respect to such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding, and unless such settlement does not include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of any indemnified party.

(e) To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein to the extent otherwise covered therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or indemnifying parties on the one hand and the indemnified party or indemnified parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, or if the indemnified party failed to give the notice required under subsection (d) above, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the indemnifying party or indemnifying parties on the one hand and of the indemnified party or indemnified parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in

26

connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (after deducting underwriting discounts but before deducting other expenses) received by the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus. The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The Selling Shareholders’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have sold hereunder, and not joint. Notwithstanding the foregoing provisions of this Section 11, no Selling Shareholder shall be required to (i) contribute unless such Selling Shareholder would have had indemnification obligations pursuant to subsection (b) above or (ii) contribute any amount in excess of such Selling Shareholder’s net proceeds received by it from the sale of the Shares pursuant to this Agreement (after deducting underwriting discounts but before deducting other expenses) under this Agreement exceeds the amount of any damages which such Selling Shareholder has otherwise paid pursuant to this Agreement by reason of such untrue or alleged untrue statement or omission or alleged omission.

(f) The Company, the Selling Shareholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

27

(g) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

(h) The provisions of this Section 11 shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification and contribution and each of the Selling Shareholders shall be indemnified and entitled to contribution under, and have the benefit of, Section 2.7 of the Registration Rights Agreement with respect to the offering of the Shares.

12. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company and the Selling Shareholders, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, The NASDAQ Global Market, the Chicago Board of Options Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities in the United States or elsewhere, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number

28

of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you, the Company or the Selling Shareholders shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or any Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any Selling Shareholder shall be unable to perform its obligations under this Agreement, the Company, in the case of such failure, refusal or inability to perform by the Company, or the relevant Selling Shareholder(s), in the case of such failure, refusal or inability to perform by such Selling Shareholder(s), will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder; provided that in the case of

29

such failure, refusal or inability to perform on the part of more than one of the Selling Shareholders, each such Selling Shareholder’s reimbursement obligation under this paragraph shall be in the same proportion as the number of Firm Shares to be sold by such Selling Shareholder bears to the total number of Firm Shares to be sold by all of the Selling Shareholders that fail, refuse or are unable to perform under this Agreement. In the event that this Agreement is terminated by the Underwriters, or any of them, pursuant to the previous sentence as a result of a failure, refusal or inability to perform, each as described therein, on the part of both the Company and any Selling Shareholder or Selling Shareholders, the Company shall be liable for all amounts due to the Underwriters pursuant to the previous sentence.

14. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company and the Selling Shareholders acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company, the Selling Shareholders or any other person, (ii) the Underwriters owe the Company and the Selling Shareholders only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company and the Selling Shareholders. The Company and the Selling Shareholders waive to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

15. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16. Applicable Law. This Agreement or any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

30

18. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Merrill Lynch, Pierce, Fenner & Smith Incorporated, at One Bryant Park, New York, New York 10036, Attention: Syndicate Department with a copy delivered, mailed or sent to Merrill Lynch, Pierce, Fenner & Smith Incorporated, at One Bryant Park, New York, New York 10036, Attention: ECM Legal, and in care of Wells Fargo Securities, LLC at 375 Park Avenue, 3rd Floor, New York, New York 10152, Attention: Equity Syndicate Department; if to the Company shall be delivered, mailed or sent to 2828 N. Harwood St., 15th Floor, Dallas, Texas 75201, Attention: General Counsel, if to the THL Selling Shareholders shall be delivered, mailed or sent to 100 Federal Street, Boston, Massachusetts 02110, Attention: Charles P. Holden with a copy delivered, mailed or sent to Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, Attention: Heather Emmel, and if to the Goldman Sachs Selling Shareholders shall be delivered, mailed or sent to 200 West Street, New York, New York 10282-2198, Attention: Bradley Gross / William Millis with a copy delivered, mailed or sent to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, Attention: David Shaw, Esq. / Stuart Gelfond, Esq.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

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Very truly yours,

MONEYGRAM INTERNATIONAL, INC.

By:	/s/ Lawrence Angelilli

Name: Lawrence Angelilli
Title: Senior Vice President, Corporate Finance and Treasurer

32

GS CAPITAL PARTNERS VI FUND, L.P.

By:	GSCP VI Advisors, L.L.C. its General Partner

By:	/s/ Omer Ismail

Name: Omer Ismail
Title: Vice President

GS CAPITAL PARTNERS VI OFFSHORE FUND, L.P.

By:	GSCP VI Offshore Advisors, L.L.C. its General Partner

By:	/s/ Omer Ismail

Name: Omer Ismail
Title: Vice President

GS CAPITAL PARTNERS VI GmbH & Co. KG

By:	GS Advisors VI, L.L.C. its Managing Limited Partner

By:	/s/ Omer Ismail

Name: Omer Ismail
Title: Vice President

GS CAPITAL PARTNERS VI PARALLEL, L.P.

By:	GS Advisors VI, L.L.C. its General Partner

By:	/s/ Omer Ismail

Name: Omer Ismail
Title: Vice President

33

GSMP V ONSHORE US, LTD.

By:	/s/ Tracy Sellers

Name: Tracy Sellers
Title: Vice President

GSMP V INSTITUTIONAL US, LTD.

By:	/s/ Tracy Sellers

Name: Tracy Sellers
Title: Vice President

GSMP V OFFSHORE US, LTD.

By:	/s/ Tracy Sellers

Name: Tracy Sellers
Title: Vice President

THE GOLDMAN SACHS GROUP, INC.

By:	/s/ Tracy Sellers

Name: Tracy Sellers
Title: Attorney-In-Fact

34

THOMAS H. LEE EQUITY FUND VI, L.P.		THL COINVESTMENT PARTNERS, L.P.
By:	THL Equity Advisors VI, LLC, its general partner	By:	Thomas H. Lee Partners, L.P., its general partner
By:	Thomas H. Lee Partners, L.P., its sole member	By:	Thomas H. Lee Advisors, LLC, its general partner
By:	Thomas H. Lee Advisors, LLC, its general partner	By:	THL Holdco, LLC, its managing member
By:	THL Holdco, LLC, its managing member

By:	/s/ Charles P. Holden	By:	/s/ Charles P. Holden
	Name: Charles P. Holden Title: Managing Director		Name: Charles P. Holden Title: Managing Director

THOMAS H. LEE PARALLEL FUND VI, L.P.		THL OPERATING PARTNERS, L.P.
By:	THL Equity Advisors VI, LLC, its general partner	By:	Thomas H. Lee Partners, L.P., its general partner
By:	Thomas H. Lee Partners, L.P., its sole member	By:	Thomas H. Lee Advisors, LLC, its general partner
By:	Thomas H. Lee Advisors, LLC, its general partner	By:	THL Holdco, LLC, its managing member
By:	THL Holdco, LLC, its managing member

By:	/s/ Charles P. Holden	By:	/s/ Charles P. Holden
	Name: Charles P. Holden Title: Managing Director		Name: Charles P. Holden Title: Managing Director

THOMAS H. LEE PARALLEL (DT) FUND VI, L.P.		GREAT-WEST INVESTORS, LP
By:	THL Equity Advisors VI, LLC, its general partner	By:	Thomas H. Lee Advisors, LLC, its attorney-in-fact
By:	Thomas H. Lee Partners, L.P., its sole member	By:	THL Holdco, LLC, its managing member
By:	Thomas H. Lee Advisors, LLC, its general partner
By:	THL Holdco, LLC, its managing member
		By:	/s/ Charles P. Holden
By:	/s/ Charles P. Holden		Name: Charles P. Holden Title: Managing Director
Name: Charles P. Holden Title: Managing Director

35

THL EQUITY FUND VI INVESTORS (MONEYGRAM), LLC		PUTNAM INVESTMENT EMPLOYEES’ SECURITIES COMPANY III, LLC
By:	THL Equity Advisors VI, LLC, its manager	By:	Putnam Investment Holdings, LLC, its managing member
By:	Thomas H. Lee Partners, L.P., its sole member	By:	Putnam Investments, LLC, its managing member
By:	Thomas H. Lee Advisors, LLC, its attorney-in-fact	By:	Thomas H. Lee Advisors, LLC, its attorney-in-fact
By:	THL Holdco, LLC, its managing member	By:	THL Holdco, LLC, its managing member

By:	/s/ Charles P. Holden	By:	/s/ Charles P. Holden
	Name: Charles P. Holden Title: Managing Director		Name: Charles P. Holden Title: Managing Director

THL MANAGERS VI, LLC
By:	Thomas H. Lee Partners, L.P., its managing member
By:	Thomas H. Lee Advisors, LLC, its general partner
By:	THL Holdco, LLC, its managing member

By:	/s/ Charles P. Holden
Name: Charles P. Holden Title: Managing Director

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Accepted as of the date hereof

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Wells Fargo Securities, LLC

Acting severally on behalf of themselves and
the several Underwriters named in Schedule II hereto

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Cary H. Thompson

Name: Cary H. Thompson
Title: Vice President

By:	Wells Fargo Securities, LLC

By:	/s/ Cary H. Thompson

Name: Cary H. Thompson
Title: Vice President

37

SCHEDULE I

Selling Shareholder	Number of Firm Shares To Be Sold	Number of Additional Shares To Be Sold
Thomas H. Lee Equity Fund VI, L.P.	1,970,682	479,908
Thomas H. Lee Parallel Fund VI, L.P.	1,334,441	324,968
Thomas H. Lee Parallel (DT) Fund VI, L.P.	233,100	56,765
THL Equity Fund VI Investors (MoneyGram), LLC	7,378	1,797
THL Coinvestment Partners, L.P.	5,629	1,371
THL Operating Partners, L.P.	6,935	1,689
THL Managers VI, LLC	4,529	1,103
Great-West Investors L.P.	10,058	2,449
Putnam Investments Employees’ Securities Company III, LLC	10,054	2,448
GS Capital Partners VI Fund, L.P.	1,604,124	118,934
GS Capital Partners VI Offshore Fund, L.P.	1,334,255	98,925
GS Capital Partners VI Parallel, L.P.	441,107	32,705
GS Capital Partners VI GmbH & Co. KG	57,010	4,227
GSMP V Onshore US, Ltd.	331,564	24,583
GSMP V Institutional US, Ltd.	32,144	2,383
GSMP V Offshore US, Ltd.	495,416	36,731
The Goldman Sachs Group, Inc.	121,574	9,014

Total:	8,000,000	1,200,000

I-1

SCHEDULE II

Underwriter	Number of Firm Shares to be Purchased from the Selling Stockholders
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,800,000
Wells Fargo Securities, LLC	1,760,000
Goldman, Sachs & Co.	1,600,000
J.P. Morgan Securities LLC	1,040,000
Macquarie Capital (USA) Inc.	400,000
William Blair & Company, L.L.C.	400,000
Total:	8,000,000

II-1

SCHEDULE III

Time of Sale Prospectus

Preliminary Prospectus dated March 24, 2014 and filed with the SEC on March 25, 2014

Issuer Free Writing Prospectus dated March 24, 2014 and filed with the SEC on March 24, 2014

Issuer Free Writing Prospectus dated March 27, 2014 and filed with the SEC on March 28, 2014

III-1

EXHIBIT A

FORM OF OPINION OF MR. F. AARON HENRY

GENERAL COUNSEL FOR THE COMPANY

April 2, 2014

To the Underwriters and Selling Shareholders

named in the Underwriting Agreement referred to below

Ladies and Gentlemen:

This opinion is being provided to you pursuant to Section 6(c) of the Underwriting Agreement dated March 27, 2014 (the “Underwriting Agreement”), by and among MoneyGram International, Inc., a Delaware corporation (the “Company”), the stockholders of the Company listed on Schedule I thereto (the “Selling Shareholders”) and the Underwriters listed on Schedule II thereto (the “Underwriters”), relating to the sale of an aggregate of 8,000,000 shares (the “Firm Shares”) of the Company’s common stock, $0.01 par value (the “Common Stock”), by the Selling Shareholders and 1,200,000 additional shares of Common Stock (the “Additional Shares” and, together with the Firm Shares, the “Shares”) that are to be purchased from the Selling Shareholders by the Underwriters pursuant to their exercise of the option to purchase Additional Shares. Any capitalized term used in this opinion and not defined herein shall have the meaning assigned to such term in the Underwriting Agreement.

I am the Executive Vice President and General Counsel of the Company and have acted is such capacity in connection with the offer and sale by the Selling Shareholders of the Firm Shares pursuant to the Underwriting Agreement.

In rendering the opinions set forth below, I have examined originals, or copies certified or otherwise identified, of (i) the Registration Statement, the Time of Sale Prospectus and the Prospectus, (ii) the Underwriting Agreement and (iii) such other instruments and documents as I have deemed necessary or advisable for purposes of the opinions hereinafter expressed.

As to matters of fact that I did not independently verify or establish, I have examined and relied upon certificates of officers of the Company and the representations of the Company in the Underwriting Agreement. In rendering the opinions expressed below, I have assumed, without investigation or independent verification, the legal capacity of all natural persons, the genuineness of all signatures, the due authorization, execution and delivery by the parties thereto, other than the Company, of all documents and instruments examined by me, the authenticity of all documents submitted to me as originals, and the conformity to an authentic original document of all documents submitted to me as copies. I have also assumed that the Underwriting Agreement is the valid and binding agreement of the parties thereto other than the Company and that the laws of any jurisdiction other than the jurisdictions that are the subject of this opinion do not affect the terms of the Underwriting Agreement.

On the basis of the foregoing, and subject to the limitations and qualifications hereinafter set forth, I am of the opinion that:

1.	All of the issued shares of capital stock of each of MoneyGram Payment Systems Worldwide, Inc., MoneyGram Payment Systems, Inc. and MoneyGram International Holdings Limited are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for the pledge of the capital stock of such entities pursuant to the Credit Agreement.

2.	The execution and delivery of the Transaction Documents by the Company and the performance by the Company of its obligations thereunder will not, to my knowledge: (a) result in a breach of, or default under, any of the terms or provisions of any agreement or instrument binding upon the Company or any of its subsidiaries; or (b) result in any violation of applicable laws or any judgment, order or decree of any court or governmental agency or body having jurisdiction over the Company or any Subsidiary; except in the case of clauses (a) and (b) for such breaches, defaults or violations which, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the performance by the Company of its obligations under, or the consummation of the transactions contemplated by, the Transaction Documents or the Time of Sale Prospectus (a “Material Adverse Effect”); and provided, however, that I express no opinion in clause (b) with respect to violations of any provision of federal securities law, rules or regulations or state securities laws, rules or regulations or any federal or state anti-fraud statute, rule or regulation or the rules and regulations of the Financial Industry Regulatory Authority, Inc.

3.	There are no legal or governmental proceedings pending or, to my knowledge, threatened, to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described.

4.	To my knowledge, no contracts or agreements that are required to be described in the Registration Statement or the Prospectus or filed as exhibits to the Registration Statement are not so described or filed.

The opinions expressed herein are limited to the Delaware General Corporation Law and, to the extent specifically identified herein, the federal laws of the United States of America, and I do not express any opinion as to the laws of any other jurisdiction.

The opinions expressed and the statements made herein are solely for the benefit of the Underwriters in connection with the offering of Firm Shares and may not be relied upon by any other person or by the Underwriters for any other purpose without my prior written consent. Except for the use permitted herein, this letter is not to be quoted or reproduced in whole or in part or otherwise referred to in any manner nor is it to be filed with any governmental agency or delivered to any other person without my prior written consent. This letter speaks as of the date hereof, and I disclaim any obligation to update it.

Very truly yours,

EXHIBIT B

FORM OF OPINION OF VINSON & ELKINS LLP

OUTSIDE COUNSEL FOR THE COMPANY

EXHIBIT B-1

April 2, 2014

To the Underwriters and Selling Shareholders

named in the Underwriting Agreement referred to below

Ladies and Gentlemen:

This opinion is being provided to you pursuant to Section 6(d) of the Underwriting Agreement dated March 27, 2014 (the “Underwriting Agreement”), by and among MoneyGram International, Inc., a Delaware corporation (the “Company”), the stockholders of the Company listed on Schedule I thereto (the “Selling Shareholders”) and the Underwriters listed on Schedule II thereto (the “Underwriters”), relating to the sale of an aggregate of 8,000,000 shares (the “Firm Shares”) of the Company’s common stock, $0.01 par value (the “Common Stock”), by the Selling Shareholders and 1,200,000 additional shares of Common Stock (the “Additional Shares” and, together with the Firm Shares, the “Shares”) that are to be purchased from the Selling Shareholders by the Underwriters pursuant to their exercise of the option to purchase Additional Shares. Any capitalized term used in this opinion and not defined herein shall have the meaning assigned to such term in the Underwriting Agreement.

On December 14, 2010, the Company filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”), a registration statement on Form S-3 with respect to the Shares and certain other securities (Registration No. 333-171151), and on May 16, 2011, the Company filed Amendment No. 1 to such registration statement. Such registration statement, as so amended, including all information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is hereinafter referred to as the “Registration Statement.” The preliminary prospectus dated March 24, 2014 provided to the Underwriters for use in connection with the public offering of the Shares is hereinafter referred to as the “Preliminary Prospectus.” The final prospectus relating to the Shares dated March 27, 2014 and filed with the Commission on March    , 2014 pursuant to Rule 424(b)(4) under the Securities Act is hereinafter referred to as the “Prospectus.” The “Time of Sale Prospectus” means the Preliminary Prospectus and [other information to be identified].

In rendering the opinions set forth below, we have reviewed originals, or copies certified or otherwise identified, of

(i) the Registration Statement, the Time of Sale Prospectus and the Prospectus;

(ii) the Underwriting Agreement;

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(iii) the Stock Repurchase Agreement between the Company and the Selling Shareholders (the “Stock Repurchase Agreement”);

(iv) the Incremental Amendment and Joinder Agreement, dated as of April 2, 2014, among the Company, Bank of America, N.A., as administrative agent and the financial institutions party thereto as Tranche B-1 Lenders (the “Incremental Amendment”);

(v) the Amended and Restated Certificate of Incorporation of the Company, as amended to date (the “Certificate of Incorporation”);

(vi) the bylaws of the Company (the “Bylaws”);

(vii) the Amended and Restated Certificate of Designations, Preferences and Rights of Series D Participating Convertible Preferred Stock of MoneyGram International, Inc., as amended to date (the “Certificate of Designations”);

(viii) resolutions duly adopted by the Board of Directors of the Company or committees thereof, certified as of the date hereof by the Secretary of the Company;

(ix) the certificate of incorporation and bylaws of each of MoneyGram Payment Systems Worldwide, Inc., a Delaware corporation, and MoneyGram Payment Systems, Inc., a Delaware corporation (collectively, the “Subsidiaries”);

(x) evidence satisfactory to us of the effectiveness of the Registration Statement under the Securities Act;

(xi) the notices of conversion and related certificates delivered by the applicable Selling Shareholders in connection with the Conversion;

(xii) certificates of public officials and of representatives of the Company; and

(xiii) such other instruments and documents as we have deemed necessary or advisable for purposes of the opinions hereinafter expressed.

As to any facts material to our opinion, we have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company and on the representations and warranties set forth in the Underwriting Agreement. In rendering the opinions set forth below, we have assumed, without investigation or independent verification, the legal capacity of all natural persons,

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the genuineness of all signatures, the due authorization, execution and delivery by the parties thereto of all documents and instruments examined by us (other than, as to the Company, the Transaction Documents, as to which we opine below), the authenticity of all documents submitted to us as originals, and the conformity to an authentic original document of all documents submitted to us as copies. We have also assumed that each of the Transaction Documents is the valid and binding agreement of the parties thereto other than the Company and that the laws of any jurisdiction other than the jurisdictions that are the subject of this opinion do not affect the terms of any of the Transaction Documents.

On the basis of the foregoing, and subject to the limitations and qualifications hereinafter set forth, we are of the opinion that:

1.	The Company is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Time of Sale Prospectus. The Company has been duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction listed on Schedule I to this opinion.

2.	Each of the Subsidiaries is validly existing as a corporation in good standing under the laws of the State of Delaware and with corporate power and authority to own its properties and conduct its business as described in the Time of Sale Prospectus. Each of the Subsidiaries has been duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction listed on Schedule I to this opinion.

3.	All of the issued shares of capital stock of each Subsidiary have been duly authorized and are validly issued, fully paid and non-assessable and are owned directly or indirectly by the Company.

4.	The Company has authorized and outstanding capital stock as set forth under the caption “Capitalization” in the Time of Sale Prospectus and the Prospectus. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Time of Sale Prospectus and the Prospectus.

5.	The Firm Shares to be sold pursuant to the Underwriting Agreement have been duly authorized by the Company and are (or, in the case of the Conversion Shares included in the Firm Shares, upon the Conversion will be) validly issued, fully paid and non-assessable.

6.	Each of the Transaction Documents has been duly authorized, executed and delivered by the Company.

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7.	The execution and delivery of each of the Transaction Documents by the Company and the performance by the Company of its obligations thereunder will not: (a) violate any provisions of the Certificate of Incorporation, Bylaws or Certificate of Designations; (b) result in a breach of, or default under, any of the terms or provisions of any agreement or instrument identified on Schedule II to this opinion; or (c) result in any violation of the laws of the State of Texas or federal laws of the United States of America, or, to our knowledge, any judgment, order or decree of any federal or Texas court or governmental agency or body having jurisdiction over the Company or any Subsidiary; except in the case of clauses (b) and (c) for such breaches, defaults or violations which, individually or in the aggregate, would not have a Material Adverse Effect; and provided, however, that we express no opinion in clause (c) with respect to violations of any provision of federal securities laws, rules or regulations, state securities laws, rules or regulations or any federal or state anti-fraud statute, rule or regulation or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

8.	No consent, approval, authorization or order of, or filing, registration or qualification with, any governmental agency or body of the United States or the State of Texas is required to be obtained or made by the Company for the performance by the Company of its obligations under the Transaction Documents, except such as (a) have been obtained or made on or prior to the date hereof, (b) may be required under state securities and blue sky laws as to which we express no opinion, (c) would not have a Material Adverse Effect or (d) may be required by FINRA.

9.	The statements included in (a) the Time of Sale Prospectus under the captions “Description of Common Stock,” “Description of Preferred Stock” and “Certain Material U.S. Federal Income Tax Considerations” and the description of the Underwriting Agreement and the lock up agreements in the form attached as Exhibit J and Exhibit K to the Underwriting Agreement under the caption “Underwriting” and (b) the Registration Statement in Item 15, insofar as such statements purport to constitute a summary of documents or proceedings referred to therein or matters of law are accurate summaries in all material respects.

10.	The Company is not, and as a result of the consummation of the transactions contemplated by the Transaction Documents will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended.

11.

The Registration Statement and the Prospectus (other than the financial statements and schedules and other financial and accounting data included or incorporated by reference therein or omitted therefrom, as to which we

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express no opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder.

12.	The documents filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus and the Prospectus (other than the financial statements and schedules and other financial and accounting data included or incorporated by reference therein or omitted therefrom, as to which we express no opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

The opinions set forth above are subject in all respects to the following:

(a) In rendering our opinion in paragraphs 1 and 2 as to the valid existence and good standing of the Company and the Subsidiaries, we have relied solely on certificates from the Secretary of State of the State of Delaware, and as to the qualification to do business and good standing as a foreign corporation of the Company and the Subsidiaries in the jurisdictions listed on Schedule I hereto, we have relied solely on certificates of the Secretary of State of the jurisdictions listed on Schedule I hereto.

(b) As used in this opinion, as to matters with respect to which an opinion is stated to be “to our knowledge,” “known to us” or words of similar effect, we have not undertaken any independent examination of the facts or records of any court, tribunal or other governmental or regulatory body, but have been based upon reliance upon a certificate of an officer of the Company as to factual matters and upon actual knowledge of attorneys of our firm who have devoted time to substantive legal matters for the Company and its Subsidiaries.

(c) In rendering the opinion expressed in paragraph 7(b), we have made no examination of, and express no opinion with respect to, any financial, accounting or similar covenant or provision contained in any agreement or instrument identified on Schedule II hereto.

(d) The opinions expressed herein are limited to the laws of the State of Texas, the General Corporation Law of the State of Delaware, and, to the extent specifically identified herein, the federal laws of the United States of America, and we do not express any opinion as to the laws of any other jurisdiction.

The opinions expressed and the statements made herein are solely for the benefit of the Underwriters in connection with the offering of Firm Shares and may not be relied upon by any other person or by the Underwriters for any other purpose without our prior written consent. Except for the use permitted herein,

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this letter is not to be quoted or reproduced in whole or in part or otherwise referred to in any manner nor is it to be filed with any governmental agency or delivered to any other person without our prior written consent.

Very truly yours,

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Schedule I

Entity	Jurisdiction of Organization	Foreign Qualification
MoneyGram International, Inc.	Delaware	Texas [Add others]
MoneyGram Payment Systems Worldwide, Inc.	Delaware	Texas [Add others]
MoneyGram Payment Systems, Inc.	Delaware	Texas [Add others]

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Schedule II

1.	Registration Rights Agreement, dated as of March 25, 2008, by and among the several Investor parties named therein and MoneyGram International, Inc.

2.	Amendment No. 1 to Registration Rights Agreement, dated as of May 18, 2011, by and among the Company, certain affiliates and co-investors of Thomas H. Lee Partners, L.P., and certain affiliates of Goldman, Sachs & Co.

3.	Amended and Restated Purchase Agreement, dated as of March 17, 2008, among MoneyGram International, Inc. and the several Investor parties named therein.

4.	Amended and Restated Fee Arrangement Letter, dated March 17, 2008, between THL Managers VI, LLC and MoneyGram International, Inc.

5.	Amended and Restated Fee Arrangement Letter, dated March 17, 2008, between Goldman, Sachs & Co. and MoneyGram International, Inc.

6.	Fee Arrangement Letter, dated as of March 25, 2008, by and between the Investor parties named therein, Goldman, Sachs & Co. and MoneyGram International, Inc.

7.	Subscription Agreement, dated as of March 25, 2008, by and between MoneyGram International, Inc. and The Goldman Sachs Group, Inc.

8.	Money Services Agreement between Wal-Mart Stores, Inc. and MoneyGram Payment Systems, Inc. dated February 1, 2005 as amended.

9.	Letter Agreement, effective as of July 27, 2012, amending that certain Money Services Agreement, effective February 1, 2005, as amended, by and between MoneyGram Payment Systems, Inc. and Wal-Mart Stores, Inc.

10.	Recapitalization Agreement, dated as of March 7, 2011, among MoneyGram International, Inc., certain affiliates and co-investors of Thomas H. Lee Partners, L.P. and Goldman, Sachs & Co. and certain of its affiliates (including “Annex A—Form of Certificate of Amendment of Certificate of Designations, Preferences and Rights of Series D Participating Convertible Preferred Stock of MoneyGram International, Inc.)

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11.	Amendment No. 1 to Recapitalization Agreement, dated as of May 4, 2011, among the Company, certain affiliates and co-investors of Thomas H. Lee Partners, L.P. and Goldman, Sachs & Co. and certain of its affiliates.

12.	Amended and Restated Credit Agreement, dated as of March 28, 2013, by and among MoneyGram International, Inc., Bank of America, N.A., as administrative agent, the financial institutions party thereto as lenders and the other agents party thereto.

13.	Guaranty, dated as of May 18, 2011, among MoneyGram International, Inc., MoneyGram Payment Systems, Inc., MoneyGram of New York LLC, and Bank of America, N.A., as administrative agent.

14.	Pledge Agreement, dated as of May 18, 2011, among MoneyGram International, Inc., MoneyGram Payment Systems Worldwide, Inc., MoneyGram Payment Systems, Inc., MoneyGram of New York LLC, and Bank of America, N.A., as collateral agent.

15.	Security Agreement, dated as of May 18, 2011, among MoneyGram International, Inc., MoneyGram Payment Systems Worldwide, Inc., MoneyGram Payment Systems, Inc., MoneyGram of New York LLC, and Bank of America, N.A., as collateral agent.

16.	Intercreditor Agreement, dated as of May 18, 2011, among MoneyGram Payment Systems Worldwide, Inc., the First Priority Secured Parties as defined therein, the Second Priority Secured Parties as defined therein, and Deutsche Bank Trust Company Americas, as Trustee and Collateral Agent.

17.	Patent Security Agreement, dated as of May 18, 2011, between MoneyGram International, Inc. and Bank of America, N.A., as Collateral Agent.

18.	Patent Security Agreement, dated as of May 18, 2011, between MoneyGram Payment Systems, Inc. and Bank of America, N.A., as Collateral Agent.

19.	Trademark Security Agreement, dated as of May 18, 2011, between MoneyGram International, Inc. and Bank of America, N.A., as Collateral Agent.

20.	Trademark Security Agreement, dated as of May 18, 2011, between MoneyGram Payment Systems, Inc. and Bank of America, N.A., as Collateral Agent.

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21.	Copyright Security Agreement, dated as of May 18, 2011, between MoneyGram International, Inc. and Bank of America, N.A., as Collateral Agent.

22.	Consent Agreement, dated as of August 12, 2011, by and among MoneyGram Payment Systems Worldwide, Inc., MoneyGram International, Inc., and certain affiliates of Goldman, Sachs & Co.

23.	Consent Agreement, dated as of August 12, 2011, by and among MoneyGram International, Inc., and certain affiliates and co-investors of Thomas H. Lee Partners, L.P. and certain affiliates of Goldman, Sachs & Co.

24.	Tax Sharing Agreement, dated as of June 30, 2004, by and between Viad Corp and MoneyGram International, Inc.

25.	First Incremental Amendment and Joinder Agreement, dated as of November 14, 2011, among MoneyGram International, Inc., MoneyGram Payment Systems Worldwide, Inc., MoneyGram Payment Systems, Inc., MoneyGram of New York LLC, the Lenders and Bank of America, N.A., as administrative agent.

26.	Stipulation and Agreement of Compromise and Settlement, dated as of July 19, 2012, by and among the plaintiffs and class representatives party thereto, MoneyGram International, Inc., Thomas H. Lee Partners, L.P., The Goldman Sachs Group, Inc. and certain individual defendants party thereto.

27.	Supplemental Agreement Regarding Settlement, dated as of July 20, 2012, by and among MoneyGram International, Inc., Thomas H. Lee Partners, L.P., The Goldman Sachs Group, Inc., certain individual defendants party thereto, and Federal Insurance Company.

28.	Master Trust Agreement dated September 30, 2012 by and between MoneyGram Payment Systems, Inc. and Wal-Mart Stores, Inc.

29.	Note Purchase Agreement, dated as of March 27, 2013, by and among MoneyGram Payment Systems Worldwide, Inc., GSMP V Onshore US, Ltd., GSMP V Offshore US, Ltd. and GSMP V Institutional US, Ltd.

30.	Consent Agreement, dated as of November 15, 2011, by and among MoneyGram International, Inc. and certain affiliates and co-investors of Thomas H. Lee Partners, L.P. and certain affiliates of Goldman Sachs & Co.

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EXHIBIT B-2

April 2, 2014

To the Underwriters and Selling Shareholders

named in the Underwriting Agreement referred to below

Ladies and Gentlemen:

This letter is being provided to you pursuant to Section 6(d) of the Underwriting Agreement dated March 27, 2014 (the “Underwriting Agreement”), by and among MoneyGram International, Inc., a Delaware corporation (the “Company”), the stockholders of the Company listed on Schedule I thereto (the “Selling Shareholders”) and the underwriters listed in Schedule II thereto (the “Underwriters”), relating to the sale of an aggregate of 8,000,000 shares (the “Firm Shares”) of the Company’s common stock, $0.01 par value (the “Common Stock”), by the Selling Shareholders and 1,200,000 additional shares of Common Stock (the “Additional Shares” and together with the Firm Shares, the “Shares”) that are to be purchased from the Selling Shareholders by the Underwriters pursuant to their exercise of the option to purchase Additional Shares. Any capitalized term used in this letter and not defined herein shall have the meaning assigned to such term in the Underwriting Agreement.

On December 14, 2010, the Company filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”), a registration statement on Form S-3 with respect to the Shares and certain other securities (Registration No. 333-171151), and on May 16, 2011, the Company filed Amendment No. 1 to such registration statement. Such registration statement, as so amended, including all information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is hereinafter referred to as the “Registration Statement.” The preliminary prospectus dated March 24, 2014 provided to the Underwriters for use in connection with the public offering of the Shares is hereinafter referred to as the “Preliminary Prospectus.” The final prospectus relating to the Shares dated March 27, 2014 and filed with the Commission on March     , 2014 pursuant to Rule 424(b)(4) under the Securities Act is hereinafter referred to as the “Prospectus.” As used in this letter, (i) the “Time of Sale Prospectus” means the Preliminary Prospectus and [identify other information], (ii) the terms “Registration Statement,” “Preliminary Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein, and (iii) “Applicable Time” means 7:00 a.m., New York City time, on March 28, 2014.

We have participated in conferences with officers and other representatives of the Company, the Selling Shareholders and the Underwriters, with representatives of counsel for the Underwriters and with representatives of

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the Company’s independent public accountants at which the contents of the Registration Statement, the Time of Sale Prospectus and the Prospectus were discussed. We did not participate in the preparation of the documents incorporated by reference in the Time of Sale Prospectus or the Prospectus. Although we have not independently verified and are not passing upon, do not assume any responsibility for and express no opinion regarding, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus (except as and to the extent set forth in paragraph 9 of our opinion letter to you of even date herewith), on the basis of the foregoing participation, no facts have come to our attention that have led us to believe that:

(A) the Registration Statement, as of its most recent effective date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(B) the Time of Sale Prospectus, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(C) the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that we express no opinion or statement of belief in this letter with respect to the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon or any other financial or accounting data included or incorporated in, or omitted from, the Registration Statement, the Time of Sale Prospectus or the Prospectus.

The statements made herein are solely for the benefit of the Underwriters in connection with the offering of Firm Shares and may not be relied upon by any other person or by the Underwriters for any other purpose without our prior written consent. Except for the use permitted herein, this letter is not to be quoted or reproduced in whole or in part or otherwise referred to in any manner nor is it to be filed with any governmental agency or delivered to any other person without our prior written consent.

Very truly yours,

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EXHIBIT C

FORM OF OPINION OF

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP,

COUNSEL FOR THE GOLDMAN SACHS

SELLING SHAREHOLDERS

April 2, 2014

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Wells Fargo Securities, LLC

as Representatives of the several Underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

c/o Wells Fargo Securities, LLC

375 Park Avenue, 3rd Floor

New York, New York 10152

Ladies and Gentlemen:

We have acted as special counsel to the entities named in Schedule I hereto (each a “Selling Stockholder” and, collectively, the “Selling Stockholders”) in connection with the offering by each Selling Stockholder of that number of shares of Series D Participating Convertible Preferred Stock, which will be converted to 4,417,194 shares of common stock, $0.01 par value, upon receipt by the several Underwriters named in Schedule II to the underwriting agreement, dated March 27, 2014, among MoneyGram International, Inc., a Delaware corporation (the “Company”), the selling stockholders named in Schedule I thereto (including the Selling Stockholders) and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several Underwriters named in Schedule II thereto (the “Underwriting Agreement”), in compliance with the Amended and Restated Certificate of Designations, Preferences and Rights of Series D Participating Convertible Preferred Stock, of the Company, set forth opposite its name in Schedule I hereto (collectively, the “Shares”).

The Shares are being offered to the public pursuant to the Underwriting Agreement. This opinion is delivered to you at the Selling Stockholders’ request pursuant to Section 6(f) of the Underwriting Agreement. All capitalized terms used herein that are defined in, or by reference in, the Underwriting Agreement have the meanings assigned to such terms therein, or by reference therein, unless otherwise defined herein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon. For purposes of this opinion, the Selling Stockholders organized in the State of Delaware are referred to as the “Delaware Selling Stockholders.”

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined the originals or certified, conformed, facsimile, electronic or reproduction copies of such agreements, instruments, documents and records of each Selling Stockholder, such certificates of public officials and such other documents, including, without limitation, an executed copy of the Underwriting Agreement, and (iii) received such information from officers and representatives of each Selling Stockholder and others as we have deemed necessary or appropriate for the purposes of this opinion.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed, facsimile, electronic or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, the representations and warranties contained in the Underwriting Agreement and certificates and oral or written statements and other information of or from public officials, officers or representatives of each Selling Stockholder and others, including, but not limited to, the statements made in the certificates attached hereto as Annex A (the “Officer’s Certificates”), and assume compliance on the part of all parties to the Underwriting Agreement with their respective covenants and agreements contained therein.

To the extent it may be relevant to the opinions expressed herein, we have assumed that (i) the parties to the Underwriting Agreement (other than the Delaware Selling Stockholders) are validly existing and in good standing under the laws of their respective jurisdictions of organization, (ii) the parties to the Underwriting Agreement (other than the Delaware Selling Stockholders) have the power and authority to execute and deliver the Underwriting Agreement, to perform their obligations thereunder and to consummate the transactions contemplated thereby, (iii) the Underwriting Agreement has been duly authorized, executed and delivered by all of the parties thereto (other than the Delaware Selling Stockholders), (iv) such parties will comply with all of their obligations under the Underwriting Agreement and all laws applicable thereto, and (v) insofar as the general partner of a Delaware Selling Stockholder is organized under the laws of a jurisdiction other than the States of New York or Delaware, all actions of such general partner have been duly authorized.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of each of the Delaware Selling Stockholders.

The execution and delivery by each of the Delaware Selling Stockholders and the performance by each Delaware Selling Stockholder of its obligations under the Underwriting Agreement will not (a) result in a breach of any of the terms or provisions of, or constitute a default under, any agreement or other instrument identified to us in the Officer’s Certificate, (b) violate the provisions of the certificate of limited partnership or limited partnership agreement, or the certificate of incorporation or bylaws, as applicable, of such Delaware Selling Stockholder, (c) violate any U.S. federal or New York State statute, rule or regulation, or the Delaware Revised Uniform Limited Partnership Act or the Delaware General Corporation Law, as applicable, or (d) contravene any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Delaware Selling Stockholder identified to us in the Officer’s Certificate, except, in the case of subsections (a), (c) and (d) of this paragraph 2, for such breaches, violations or defaults that would not, individually or in the aggregate, materially adversely affect the ability of such Delaware Selling Stockholder to perform its obligations under the Underwriting Agreement or to consummate the transactions contemplated thereby.

No consent, approval, authorization, or order of or qualification with any governmental agency or body of the United States of America, the State of New York or the State of Delaware applying or interpreting the Delaware Revised Uniform Limited Partnership Act or the Delaware General Corporation Law, as applicable, is required to be obtained or made by any of the Delaware Selling Stockholders for the performance of its obligations under the Underwriting Agreement, or for the sale and delivery of the Shares to be sold by each Delaware Selling Stockholder, except as may be required under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the rules and regulations promulgated thereunder, foreign or state securities laws, Blue Sky laws or the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) or The NASDAQ Global Select Market in connection with the purchase and distribution of such Shares by the Underwriters, and except for such consents, approvals, authorizations, orders or qualifications, the failure to obtain or make would not, individually or in the aggregate, materially adversely affect the ability of such Delaware Selling Stockholder to perform its obligations under the Underwriting Agreement.

Upon (i) payment for the Shares to be sold by the Selling Stockholders pursuant to the Underwriting Agreement, (ii) delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by DTC, (iii) registration of such Shares in the name of Cede or such other nominee by the Company and (iv) DTC indicating by book entry on its records that such Shares have been credited to the securities accounts of the Underwriters, (A) DTC will be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the Uniform Commercial Code of the State of New York in effect on the date hereof (the “UCC”), (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares, and (C) under Section 8-502 of the UCC, no action based on any “adverse claim” (as defined in Section 8-102 of the UCC) to such Shares may be asserted against the Underwriters with respect to such security entitlement (having assumed for purposes of our opinions in this paragraph 4 that when such payment, delivery, registration and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC, (z) none of DTC or the Underwriters have “notice of an adverse claim” (as defined in Section 8-105 of the UCC) to the Shares, and (aa) appropriate book entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC).

The opinions set forth above are subject to the following qualifications:

A. With respect to the opinions expressed in paragraph 2 above: (i) we have made no independent investigation as to whether the agreements or instruments identified to us in the Officer’s Certificates which are governed by the laws of any jurisdiction other than the State of New York will be enforced as written under the laws of such jurisdiction; and (ii) we express no opinion with respect to any breach or violation of, or default under, any agreement or instrument (x) not readily ascertainable from the face of such document, (y) arising under or based upon any cross-default provisions insofar as such breach, violation or default relates to a default under a document which is not identified to us in the Officer’s Certificate or (z) arising under or based upon any covenant of a financial or numerical nature or which requires arithmetic computation.

B. With respect to the opinions expressed in paragraphs 2(c), 2(d) and 3 above, our opinions are limited to our review of only those statutes, rules, regulations, consents, approvals, authorizations or orders that, in our experience, are normally applicable to public offerings of securities of the type contemplated by the Underwriting Agreement excluding laws, regulations, consents, approvals, authorizations, or orders, that are applicable to a Selling Stockholder solely because of its specific status (including regulatory status), other than its status as a selling stockholder.

C. The opinions expressed in paragraph 4 above are limited to Article 8 of the UCC. Terms used in paragraph 4 and this paragraph C that are defined in Article 8 of the UCC, and not otherwise defined herein, have the meanings assigned to such terms therein. With respect to the opinion expressed in paragraph 4 above, we have assumed that duly executed transfer instructions have been provided for the Shares to be delivered to Cede (or its nominee) and not to any other person or entity.

D. The opinions expressed above are subject to the effect of, and we express no opinions herein as to, the application of the securities or Blue Sky laws of any state of the United States, the antifraud or disclosure laws and rules under federal or state securities laws and the rules of FINRA and other self-regulatory agencies.

E. We express no opinion as to whether any Selling Stockholder is required on or subsequent to the date hereof to make any filings with the Securities and Exchange Commission pursuant to Sections 13 or 16 of the Exchange Act.

F. References in this letter to a Selling Stockholder refer to such Selling Stockholder solely in its capacity as a selling stockholder and not in any other capacity.

G. We make no statement herein with respect to any tax matters, including the tax effect of the transaction on the Selling Stockholders.

The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of New York and, to the extent relevant, the Delaware Revised Uniform Limited Partnership Act or the Delaware General Corporation Law, as applicable, each as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

The opinions expressed herein are solely for the benefit of the Underwriters in connection with the Underwriting Agreement and may not be relied upon in any manner or for any purpose by any other person or entity (including by any person or entity that acquires Shares from you) and may not be quoted in whole or in part without our prior written consent. In addition, this letter and its benefits are not assignable, without our prior written consent, to any person or entity that acquires Shares from you.

Very truly yours,

Schedule I

Selling Stockholder	Jurisdiction	Shares of Series D Participating Convertible Preferred Stock (as Converted to Common Stock)
GS Capital Partners VI Fund, L.P.	Delaware	1,604,124
GS Capital Partners VI Offshore Fund, L.P.	Cayman Islands	1,334,255
GS Capital Partners VI Parallel, L.P.	Delaware	441,107
GS Capital Partners VI GmbH & Co. KG	Germany	57,010
GSMP V Onshore US, Ltd.	Cayman Islands	331,564
GSMP V Institutional US, Ltd.	Cayman Islands	32,144
GSMP V Offshore US, Ltd.	Cayman Islands	495,416
The Goldman Sachs Group, Inc.	Delaware	121,574

Annex A

[Officer’s Certificates]

Officer’s Certificate

The undersigned officer of                     [, which is the general partner of                     ] (the “Selling Stockholder”), hereby certifies, in the undersigned’s capacity as such, in connection with the legal opinion, dated the date hereof, of Fried, Frank, Harris, Shriver & Jacobson LLP, special counsel to the Selling Stockholder, to be delivered pursuant to Section 6(f) of the underwriting agreement, among MoneyGram International, Inc., a Delaware corporation (the “Company”), the selling stockholders named therein (including the Selling Stockholder) and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Schedule II thereto (the “Underwriting Agreement”) (all capitalized terms used herein that are defined in the Underwriting Agreement have the meanings assigned to such terms therein unless defined herein):

1. Attached as Schedule A hereto is a list of all material agreements and other instruments to which the Selling Stockholder is a party or that are otherwise binding upon or applicable to the Selling Stockholder or to which any of its respective properties or assets is subject and which, in any such case, was entered into by such Selling Stockholder in connection with its investment in the Company.

2. The Selling Stockholder has performed all of the obligations on the part of such Selling Stockholder required to be performed under all of the foregoing agreements and other instruments. A true and complete copy of each of the foregoing agreements and other instruments has heretofore been furnished to Fried, Frank, Harris, Shriver & Jacobson LLP.

3. The Selling Stockholder is not required, according to the terms of the Amended and Restated Wal-Mart Equity Participation Letter Agreement, dated March 17, 2008, among the investors named therein and Wal-Mart Stores Inc. (the “Wal-Mart Letter Agreement”), (A) to pay any Participation Amount (as defined in the Wal-Mart Letter Agreement) in connection with the Public Offering under Section 3 of the Wal-Mart Letter Agreement or (B) to give any Sale Notice (as defined in the Wal-Mart Letter Agreement) in connection with the Public Offering under section 4 of the Wal-Mart Letter Agreement.

4. Under the terms of the Wal-Mart Letter Agreement, all Participation Securities Payments (as defined in the Wal-Mart Letter Agreement) received by the Selling Stockholder with respect to any Participation Securities (as defined in the Wal-Mart Letter Agreement) held by such Selling Stockholder as of the date hereof (including with respect to the Public Offering), in the aggregate do not exceed such Selling Stockholder’s Basis (as defined in the Wal-Mart Letter Agreement) in such Participation Securities.

5. No proceeding is pending in any jurisdiction for the merger, consolidation, dissolution, liquidation, termination, change of jurisdiction of organization or change of name of the Selling Stockholder and the Selling Stockholder has not filed any certificate or order of dissolution.

6. Attached as Schedule B hereto is a list of all material judgments, orders or decrees of any governmental body, agency or court having jurisdiction over such Selling Stockholder or any of its properties.

7. This Certificate may be relied upon by Fried, Frank, Harris, Shriver & Jacobson LLP in connection with the delivery of its opinion pursuant to the Underwriting Agreement.

[Remainder of page intentionally left blank]

Schedule A

1.	Amended and Restated Shareholders Agreement, dated as of March 17, 2008, among the shareholders named therein, as amended by Amendment No. 1 thereto, dated as of May 18, 2011.

2.	Amended and Restated Wal-Mart Equity Participation Letter Agreement, dated March 17, 2008, among the investors named therein and Wal-Mart Stores Inc.

3.	Recapitalization Agreement, dated as of March 7, 2011, among MoneyGram International, Inc. and the investors named in Exhibit A thereto, as amended by Amendment No. 1 thereto, dated as of May 4, 2011.

Schedule B

None.

EXHIBIT D

FORM OF OPINION OF P+P PÖLLATH + PARTNERS

COUNSEL FOR GS CAPITAL PARTNER VI GMBH & CO. K

Frankfurt, 2 April 2014

e-mail: andreas.rodin@pplaw.com

direct dial: +49 (69) 247047-17

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Wells Fargo Securities, LLC

375 Park Avenue, 3rd Floor

New York, New York 10152

As Representatives of the several Underwriters

Moneygram International, Inc.

Ladies and Gentlemen:

We have acted as special counsel for GS Capital Partners VI GmbH & Co. KG (the “Selling Shareholder”), a shareholder of Moneygram International, Inc., a Delaware corporation (the “Company”) pursuant to an underwriting agreement dated March 27, 2014 (the “Underwriting Agreement”) to be entered into among the Company, the selling shareholders named in Schedule I thereto, including the Selling Shareholder, and you as representatives of the several underwriters, named in Schedule II thereto (the “Underwriters”) in connection with the sale to the Underwriters of shares of the Company’s common stock, par value US$ 0.01 per share, of the Company (“Shares”). Unless otherwise defined herein, terms used herein shall have the same meanings as assigned to them in the Underwriting Agreement.

In that connection, we have reviewed originals or copies of the following documents:

a.	the Underwriting Agreement dated March 27, 2014;

b.	an excerpt from the commercial register of the Lower Court Frankfurt/Main relating to the Selling Shareholder which is registered in Section A under the number 43550;

c.	an excerpt from the commercial register of the Lower Court Frankfurt/Main relating to the Selling Shareholder’s general partner Goldman, Sachs

Management GP GmbH which is registered in Section B under number 78 291;

d.	the partnership agreement of the Selling Shareholder;

e.	the Certificate of a managing director of the Selling Shareholder, dated today, a copy of which is attached hereto (the “Officer’s Certificate”); and

f.	originals or copies of such other corporate records of the Selling Shareholder, certificates of public officials and of officers of the Selling Shareholder and agreements, instruments and other documents as we have deemed necessary as a basis for the opinions expressed below.

This opinion is given with respect to the laws of the Federal Republic of Germany (“Germany”) as currently in effect and we do not pass upon and express no opinion as to the laws of any other jurisdiction. We have also assumed that there is nothing in the laws of any jurisdiction other than Germany which affects our opinion.

On the basis of the foregoing and based on and subject to the assumptions made in Schedule 1 and subject to the qualifications set out below, we are of the opinion that:

1.	The Selling Shareholder was validly established as a limited partnership under the laws of Germany and came into existence as per the date of registration with the commercial register of the Lower Court Frankfurt/Main. It is validly existing as a limited partnership as per the date hereof.

2.	The Selling Shareholder has the full right, power and authority under the laws of Germany and its partnership agreement to enter into, execute and deliver the Underwriting Agreement and to sell the Shares to be sold by it under the Underwriting Agreement. The execution and delivery of the Underwriting Agreement have been duly authorized by all requisite corporate action on the part of the Selling Shareholder. The Underwriting Agreement have been duly executed and delivered and constitute a valid and binding obligation of the Selling Shareholder; provided, however, that no opinion is given as to the Selling Shareholder’s obligations under the indemnification section of the Underwriting Agreement.

3.

The Underwriting Agreement is enforceable against the Selling Shareholder in accordance with its terms, subject as to enforcement to (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors’ rights generally and (b) general principles of equity (whether considered in a proceeding at law or in equity), provided, however, that no opinion is given as to the Selling Shareholder’s obligations under the indemnification section of the Underwriting Agreement.

4.	The execution, delivery and performance by the Selling Shareholder of the Underwriting Agreement and the consummation of the transactions contemplated therein, including the sale of the Shares by the Selling Shareholder and the compliance by the Selling Shareholder with the provisions of the Underwriting Agreement, will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any applicable German law, (ii) any statute, judgment, decree, order, rule or regulation of any German governmental agency or body or any German court having jurisdiction over the Selling Shareholder or any properties of such Selling Shareholder, (iii) any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument of the Selling Shareholder to which such Selling Shareholder is bound or to which any of the properties in Germany of such Selling Shareholder is subject that has been identified to us in the Officer’s Certificate as being material to the Selling Shareholder or (iv) the charter or other organizational documents of the Selling Shareholder.

5.	No consent, approval, authorization or order of, clearance by, or registration or filing with, any governmental agency or body in Germany or any court in Germany or any stock exchange in Germany is required to be obtained or made by the Selling Shareholder for the execution and delivery by the Selling Shareholder of the Underwriting Agreement or the consummation by such Selling Shareholder of the transactions contemplated by the Underwriting Agreement, except such as have been obtained or made and are in full force and effect as of the date hereof under the applicable German securities laws.

6.	The Selling Shareholder has full right, power and authority to sell, transfer and deliver the Shares to the Underwriters as contemplated by the Underwriting Agreement. Insofar as such matters are governed by German law, the Selling Shareholder has valid title to, or a valid security entitlement in respect of, the Shares to be sold by the Selling Shareholder free and clear of all security interests, claims, leans, equities and other encumbrances.

7.	No stamp, other issuance or transfer taxes, duties or no capital gains, withholding or other taxes would be payable by the Underwriters to Germany or to any political subdivision or taxing authority thereof or therein in connection with the sale or delivery by the Selling Shareholder of the Shares to the Underwriters in the manner contemplated by the Underwriting Agreement.

8.	The choice of law provisions set forth in the Underwriting Agreement will be recognized by the courts of Germany insofar as the application of the laws of the State of New York is not contrary to the public policy of Germany; the Underwriting Agreement is in proper legal form under the laws of Germany for the enforcement thereof in Germany against the Selling Shareholder; provided that in order to be admissible in a court in Germany, a document should be in the German language or accompanied by a certified German language translation thereof; the Selling Shareholder can sue and be sued in its own name under the laws of Germany.

9.	If a judgment was obtained in a New York court arising out of or in relation to the obligations of the Selling Shareholder under the Underwriting Agreement or the transactions contemplated by the Underwriting Agreement such judgment will be recognized in Germany in the absence of certain conditions specified under German law, including the following: (a) such judgment was rendered by a court lacking valid jurisdiction as determined in accordance with German law; (b) the defendant (unless such defendant voluntarily appeared in the proceedings) was not served as duly required by law, or on a timely basis, with notice of process of the suit, legal action or proceeding, and the defendant accordingly lacked the opportunity to defend such suit; (c) the judgment conflicts with another valid judgment, or a suit, legal action or proceeding between the parties is pending in a German court at the same time the law suit is instituted in the foreign court; (d) the foreign judgement is contrary to fundamental principles of German law; or (e) judgement of the courts of Germany are not similarly recognized under the laws of the United States jurisdiction in which such judgment has been given. A judgement obtained in the courts of the United States, and recognized in Germany pursuant to the preceding sentence, can be enforced in Germany only through a judgment of enforcement separately rendered by the German court having jurisdiction over the defendant at its place of residence. Such German court will not re-examine the merits of the case. The judgment of enforcement can only be obtained once the foreign court’s judgment has become non-appealable pursuant to the laws applicable to such foreign court.

10.	Under the laws of Germany, neither the Selling Shareholder nor any of its properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment prior to or in aid of execution of judgment or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment with respect to any of its obligations under the Underwriting Agreement.

This opinion is subject to the qualifications below.

(a)	The opinion as regards the binding effect and validity of the Underwriting Agreement and its enforceability against the Selling Shareholder is subject to all limitations resulting from the laws of administration, liquidation, insolvency, reorganisation, creditor or debtor performance, suretyship or similar laws of general application affecting creditors’ rights.

(b)	A German court will not usually order specific performance of an obligation by way of granting injunctive relief, except in the case of a cease and desist order. We express no opinion as to whether such remedy would be available in respect of any of the obligations of the Selling Shareholder.

(c)	Where any obligation of any person is to be performed or observed in a jurisdiction outside Germany, or by a person subject to the laws of a jurisdiction outside Germany, such obligation may not be enforceable under German law to the extent that its performance or observance would be illegal or in violation of the public policy under the laws of any such jurisdiction, provided that such illegality or violation of public policy reflects also general basic principles of German law or has to be respected by a German court as a matter of German law.

(d)	Enforcement of the rights of the parties under the Underwriting Agreement may become time-barred under the German Civil Code, even if such rights have become enforceable by way of a judgment rendered by a foreign court and recognized in Germany or rendered by a German court. The enforcement of rights may be or become subject to defenses of set-off or counterclaim, depending on the relevant facts.

(e)	A German court may refuse to give effect to any clause dealing with the cost of litigation, including recognition and enforcement of judgment proceedings, brought before a German court where cost reimbursement is a matter of strict procedural law, based on the relative success of the action, and where the court fees and legal fees for lawyers in court are a matter of statute and where the reimbursable costs must be considered to have been necessary for the pursuit of the litigation. The same applies in case of successful proceedings, if the costs agreed to be reimbursed deviate from the costs of the successful party considered as necessary for the pursuit of the litigation pursuant to the German Code of Civil Procedure.

(f)	A German court may recognize a foreign judgment debt denominated in a currency other than EURO, as a matter of current procedural practice.

However, in case of enforcement in Germany the judgment debtor must settle the judgment debt in EURO, applying the rate of exchange current at the time of payment or enforcement (as the case may be). Further, in the event of a German company’s insolvent liquidation under German law, any foreign currency claim against the Selling Shareholder would be converted into EURO at the date on which the liquidation proceedings are opened by the decision of the insolvency court.

(g)	Except in those cases where the claimant has his habitual residence in a member state of the European Union or in a state which is party to the European Economic Area Agreement or where international treaties to which Germany as well as the state of the claimant’s habitual residence are party, provide an exemption, or where the claimant owns certain assets within Germany, or in a few other exceptional cases listed in the German Code of Civil Procedure, a German court will order a claimant in court proceedings to provide security for the costs of the proceedings.

(h)	If any provision in the Underwriting Agreement for the payment of liquidated damages, compensation, additional interest or similar amounts does not represent a genuine pre-estimate of the loss of the aggrieved party, then that provision might be held to be unenforceable on the grounds that it is a penalty.

(i)	Where a judgment has been given by a foreign court in respect of the Underwriting Agreement (or any part of it), the German court may hold that the effect of that judgment will be final with regard to some or all of the obligations under the Underwriting Agreement. For example, where a judgment has been given by a court in respect of an obligation contained in the Underwriting Agreement, the German court will assist the aggrieved party to enforce the judgment debt, but will not permit the aggrieved party to bring fresh proceedings in respect of the original obligation under the Underwriting Agreement.

(j)	In rendering these opinions, as to any factual matters material to this opinion which are not directly within our actual knowledge, we have relied upon statements and representations of officers and other representatives of the Selling Shareholder as set forth in the Officer’s Certificate and of public officials.

This opinion is furnished by us as special counsel for the Selling Shareholder to you as representatives of the Underwriters, is limited to the matters addressed herein and is solely for the benefit of the Underwriters and Fried Frank for purposes of rendering their U.S. opinion.

Very truly yours,

Schedule 1

In this opinion letter, we have assumed (but have taken no steps to verify independently) the following:

(a)	All documents submitted to us as originals are authentic and complete and all signatures and stamps are genuine.

(b)	All documents supplied to us as photocopies or facsimile transmitted copies or other copies conform to the originals and such originals are authentic and complete.

(c)	The binding effect of the Underwriting Agreement on the Selling Shareholder is not affected by duress, undue influence or mistake or lack of legal capacity and the Underwriting Agreement have not been entered into by any party in connection with money laundering or any other unlawful activity.

(d)	All German language translations of documents in a foreign language examined by us for the purpose of this opinion are accurate and complete.

(e)	The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of all relevant parties (other than the Selling Shareholder) and is binding upon and enforceable against all relevant parties (other than the Selling Shareholder) in accordance with its respective terms and relevant laws (other than the laws of Germany).

EXHIBIT E

FORM OF OPINION OF MAPLES AND CALDER

COUNSEL FOR GSMP V INSTITUTIONAL US, LTD. WITH RESPECT TO CAYMAN ISLAND LAW

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Wells Fargo Securities, LLC

375 Park Avenue, 3rd Floor

New York, New York 10152

As Representatives of the several Underwriters in Exhibit I (each of which is an addressee of this opinion)

2 April 2014

Dear Sirs

GSMP V Institutional US, Ltd.

We have acted as counsel as to Cayman Islands law to GSMP V Institutional US, Ltd. (the “Company”) in connection with the proposed purchase by the Underwriters (as defined in the Underwriting Agreement referred to below) from the Company of shares of common stock, par value U.S.$0.01 per share (the “Shares”) in Moneygram International, Inc. (the “Issuer”), a Delaware corporation.

1	Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1	The certificate of incorporation dated 9 October 2007 and the memorandum and articles of association of the Company as registered or adopted on 9 October 2007 (the “Memorandum and Articles”).

1.2	The written resolutions of the board of directors of the Company dated March 2014 (the “Resolutions”).

1.3	A certificate of good standing with respect to the Company issued by the Registrar of Companies dated , 2014 (the “Certificate of Good Standing”).

1.4	A certificate from a director of the Company a copy of which is attached to this opinion letter (the “Director’s Certificate”).

1.5	An underwriting agreement dated 27 March 2014 among Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC (as representatives of the several underwriters named in Schedule II), the Issuer and the selling shareholders of the Issuer named in Schedule I (the “Underwriting Agreement”).

2	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving the following opinions, we have relied (without further verification) upon the completeness and accuracy of the Director’s Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1	The Underwriting Agreement has been or will be authorised and duly executed and unconditionally delivered by or on behalf of all relevant parties in accordance with all relevant laws (other than, with respect to the Company, the laws of the Cayman Islands).

2.2	The Underwriting Agreement is, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with its terms under the laws of the State of New York (the “Relevant Law”) and all other relevant laws (other than, with respect to the Company, the laws of the Cayman Islands).

2.3	The choice of the Relevant Law as the governing law of the Underwriting Agreement has been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of New York (the “Relevant Jurisdiction”) and any other relevant jurisdiction (other than the Cayman Islands) as a matter of the Relevant Law and all other relevant laws (other than the laws of the Cayman Islands).

2.4	Where the Underwriting Agreement has been provided to us in draft or undated form, it will be duly executed, dated and unconditionally delivered by all parties thereto in materially the same form as the last version provided to us and, where we have been provided with successive drafts of the Underwriting Agreement marked to show changes to a previous draft, all such changes have been accurately marked.

2.5	Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals, and translations of documents provided to us are complete and accurate.

2.6	All signatures, initials and seals are genuine.

2.7	The capacity, power, authority and legal right of all parties under all relevant laws and regulations (other than, with respect to the Company, the laws of the Cayman Islands) to enter into, execute, unconditionally deliver and perform their respective obligations under the Underwriting Agreement.

2.8	There is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the Underwriting Agreement.

2.9	No monies paid to or for the account of any party under the Underwriting Agreement represent or will represent criminal property or terrorist property (as defined in the Proceeds of Crime Law 2008, and the Terrorism Law (2011 Revision), respectively).

2.10	There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions set out below. Specifically, we have made no independent investigation of the Relevant Law.

2.11	The Court Register constitutes a complete record of the proceedings before the Grand Court as at the time of the Litigation Search (as those terms are defined below).

3	Opinions

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

3.2	The Company has all requisite power and authority under the Memorandum and Articles to enter into, execute and perform its obligations under the Underwriting Agreement (including to assign, transfer and deliver the Shares to be sold by the Company).

3.3	The execution and delivery of the Underwriting Agreement do not, and the performance by the Company of its obligations under the Underwriting Agreement will not, conflict with or result in a breach of any of the terms or provisions of the Memorandum and Articles or any law, public rule or regulation applicable to the Company currently in force in the Cayman Islands.

3.4	The execution, delivery and performance of the Underwriting Agreement have been authorised by and on behalf of the Company and, upon the execution and unconditional delivery of the Underwriting Agreement by any director or officer of the Company for and on behalf of the Company, the Underwriting Agreement will have been duly executed and delivered on behalf of the Company and will constitute the legal, valid and binding obligations of the Company enforceable in accordance with its terms.

3.5	No authorisations, consents, approvals, licences, validations or exemptions are required by law from any governmental authorities or agencies or other official bodies in the Cayman Islands in connection with:

(a)	the execution, creation or delivery of the Underwriting Agreement by and on behalf of the Company;

(b)	subject to the payment of the appropriate stamp duty, enforcement of the Underwriting Agreement against the Company; or

(c)	the performance by the Company of its obligations under the Underwriting Agreement.

3.6	No taxes, fees or charges (other than stamp duty) are payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of:

(a)	the execution or delivery of the Underwriting Agreement;

(b)	the enforcement of the Underwriting Agreement; or

(c)	payments made under, or pursuant to, the Underwriting Agreement.

The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

3.7	The courts of the Cayman Islands will observe and give effect to the choice of the Relevant Law as the governing law of the Underwriting Agreement.

3.8	Based solely on our search of the Register of Writs and Other Originating Process (the “Court Register”) maintained by the Clerk of the Court of the Grand Court of the Cayman Islands from the date of incorporation of the Company to the close of business (Cayman Islands time) on , 2014 (the “Litigation Search”), the Court Register disclosed no writ, originating summons, originating motion, petition (including any winding-up petition), counterclaim nor third party notice (“Originating Process”) nor any amended Originating Process pending before the Grand Court of the Cayman Islands, in which the Company is a defendant or respondent.

3.9	Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the Relevant Jurisdiction, a judgment obtained in such jurisdiction will be recognised and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty; and

(e)	was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

3.10	It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Underwriting Agreement that any document be filed, recorded or enrolled with any governmental authority or agency or any official body in the Cayman Islands.

4	Qualifications

The opinions expressed above are subject to the following qualifications:

4.1	The obligations assumed by the Company under the Underwriting Agreement will not necessarily be enforceable in all circumstances in accordance with their terms. In particular:

(a)	enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium or other laws of general application relating to or affecting the rights of creditors;

(b)	enforcement may be limited by general principles of equity. For example, equitable remedies such as specific performance may not be available, inter alia, where damages are considered to be an adequate remedy;

(c)	some claims may become barred under relevant statutes of limitation or may be or become subject to defences of set off, counterclaim, estoppel and similar defences;

(d)	where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of that jurisdiction;

(e)	the courts of the Cayman Islands have jurisdiction to give judgment in the currency of the relevant obligation and statutory rates of interest payable upon judgments will vary according to the currency of the judgment. If the Company becomes insolvent and is made subject to a liquidation proceeding, the courts of the Cayman Islands will require all debts to be proved in a common currency, which is likely to be the “functional currency” of the Company determined in accordance with applicable accounting principles. Currency indemnity provisions have not been tested, so far as we are aware, in the courts of the Cayman Islands;

(f)	arrangements that constitute penalties will not be enforceable;

(g)	enforcement may be prevented by reason of fraud, coercion, duress, undue influence, misrepresentation, public policy or mistake or limited by the doctrine of frustration of contracts;

(h)	provisions imposing confidentiality obligations may be overridden by compulsion of applicable law or the requirements of legal and/or regulatory process;

(i)	the courts of the Cayman Islands may decline to exercise jurisdiction in relation to substantive proceedings brought under or in relation to the Underwriting Agreement in matters where they determine that such proceedings may be tried in a more appropriate forum;

(j)	a person who is not a party to the Underwriting Agreement will not have the benefit of and will not be able to enforce its terms;

(k)	we reserve our opinion as to the enforceability of the relevant provisions of the Underwriting Agreement to the extent that they purport to grant exclusive jurisdiction as there may be circumstances in which the courts of the Cayman Islands would accept jurisdiction notwithstanding such provisions; and

(l)	a company cannot, by agreement or in its articles of association, restrict the exercise of a statutory power and there is doubt as to the enforceability of any provision in the Underwriting Agreement whereby the Company covenants to restrict the exercise of powers specifically given to it under the Companies Law (2011 Revision) of the Cayman Islands, including, without limitation, the power to increase its authorised share capital, amend its memorandum and articles of association or present a petition to a Cayman Islands court for an order to wind up the Company.

4.2	Applicable court fees will be payable in respect of the enforcement of the Underwriting Agreement.

4.3	Cayman Islands stamp duty may be payable if the original Underwriting Agreement is brought to or executed in the Cayman Islands.

4.4	To maintain the Company in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies within the time frame prescribed by law.

4.5	Under the laws of the Cayman Islands any term of the Underwriting Agreement which is governed by Cayman Islands law may be amended or waived orally or by the conduct of the parties thereto, notwithstanding any provision to the contrary contained in the Underwriting Agreement.

4.6	The obligations of the Company may be subject to restrictions pursuant to United Nations sanctions as implemented under the laws of the Cayman Islands and/or restrictive measures adopted by the European Union Council for Common Foreign and Security Policy extended to the Cayman Islands by the Order of Her Majesty in Council.

4.7	A certificate, determination, calculation or designation of any party to the Underwriting Agreement as to any matter provided therein might be held by a Cayman Islands court not to be conclusive final and binding if, for example, it could be shown to have an unreasonable or arbitrary basis, or in the event of manifest error.

4.8	The Litigation Search of the Court Register would not reveal, amongst other things, an Originating Process filed with the Grand Court which, pursuant to the Grand Court Rules or best practice of the Clerk of the Courts’ office, should have been entered in the Court Register but was not in fact entered in the Court Register (properly or at all).

4.9	In principle the courts of the Cayman Islands will award costs and disbursements in litigation in accordance with the relevant contractual provisions but there remains some uncertainty as to the way in which the rules of the Grand Court will be applied in practice. Whilst it is clear that costs incurred prior to judgment can be recovered in accordance with the contract, it is likely that post-judgment costs (to the extent recoverable at all) will be subject to taxation in accordance with Grand Court Rules Order 62.

4.10	We reserve our opinion as to the extent to which the courts of the Cayman Islands would, in the event of any relevant illegality or invalidity, sever the relevant provisions of the Underwriting Agreement and enforce the remainder of the Underwriting Agreement or transaction of which such provisions form a part, notwithstanding any express provisions in the Underwriting Agreement in this regard.

4.11	We are not qualified to opine as to the meaning, validity or effect of any references to foreign (i.e. non-Cayman Islands) statutes, rules, regulations, codes, judicial authority or any other promulgations and any references to them in the Underwriting Agreement.

We express no view as to the commercial terms of the Underwriting Agreement or whether such terms represent the intentions of the parties and make no comment with regard to warranties or representations that may be made by the Company.

The opinions in this opinion letter are strictly limited to the matters contained in the opinions section above and do not extend to any other matters. We have not been asked to review and we therefore have not reviewed any of the ancillary documents relating to the Underwriting Agreement and express no opinion or observation upon the terms of any such document.

This opinion letter is addressed to and for the benefit solely of the addressees and may not be relied upon by any other person for any purpose, nor may it be transmitted or disclosed (in whole or part) to any other person without our prior written consent.

Yours faithfully

Exhibit I

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Wells Fargo Securities, LLC

Goldman, Sachs & Co.

J.P. Morgan Securities LLC

Macquarie Capital (USA) Inc.

William Blair & Company, L.L.C.

GSMP V Institutional US, Ltd.

PO Box 309, Ugland House

Grand Cayman

KY1-1104

Cayman Islands

2 April 2014

To:	Maples and Calder

PO Box 309, Ugland House

Grand Cayman

KY1-1104

Cayman Islands

Dear Sirs

GSMP V Institutional US, Ltd. (the “Company”)

I, the undersigned, being a director of the Company, am aware that you are being asked to provide an opinion letter (the “Opinion”) in relation to certain aspects of Cayman Islands law. Unless otherwise defined herein, capitalised terms used in this certificate have the respective meanings given to them in the Opinion. I hereby certify that:

1	The Memorandum and Articles remain in full force and effect and are unamended.

2	The Resolutions were duly passed in the manner prescribed in the Memorandum and Articles (including, without limitation, with respect to the disclosure of interests (if any) by directors of the Company) and have not been amended, varied or revoked in any respect.

3	The shareholders of the Company (the “Shareholders”) have not restricted the powers of the directors of the Company in any way. There is no contractual or other restriction (other than as arising under Cayman Islands law) binding on the Company restricting it from entering into and performing its obligations under the Underwriting Agreement.

4	The directors of the Company at the date of the Resolutions and at the date of this certificate were and are as follows:

5	To the extent that this paragraph affects the Opinion in any material respect, the minute book and corporate records of the Company as maintained at its registered office in the Cayman Islands are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the shareholders and directors (or any committee thereof) of the Company (duly convened in accordance with the Memorandum and Articles) and all resolutions passed at the meetings or passed by written resolution or consent, as the case may be.

6	Prior to, at the time of, and immediately following the execution of the Underwriting Agreement the Company was, or will be, able to pay its debts as they fell, or fall, due and has entered, or will enter, into the Underwriting Agreement for proper value and not with an intention to defraud or wilfully defeat an obligation owed to any creditor or with a view to giving a creditor a preference.

7	Each director of the Company considers the transactions contemplated by the Underwriting Agreement to be of commercial benefit to the Company and has acted in good faith in the best interests of the Company, and for a proper purpose of the Company, in relation to the transactions which are the subject of the Opinion.

8	To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction. Nor have the directors or Shareholders taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company’s property or assets.

9	The Company has no employees.

I confirm that you may continue to rely on this certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you in writing personally to the contrary.

Signature:

Name:

Title:	Director

EXHIBIT F

FORM OF OPINION OF MAPLES AND CALDER

COUNSEL FOR GS CAPITAL PARTNERS VI OFFSHORE FUND WITH

RESPECT TO CAYMAN ISLAND LAW

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Wells Fargo Securities, LLC

375 Park Avenue, 3rd Floor

New York, New York 10152

As Representatives of the several Underwriters in Exhibit I (each of which is an addressee of this opinion)

2 April 2014

Dear Sirs

GS Capital Partners VI Offshore Fund, L.P.

We have acted as counsel as to Cayman Islands law to GS Capital Partners VI Offshore Fund, L.P. (the “Partnership”), a Cayman Islands exempted limited partnership, and to GSCP VI Offshore Advisors, L.L.C., a foreign limited liability company incorporated or established in the State of Delaware and registered as a foreign company in the Cayman Islands, in its capacity as general partner to the Partnership (the “General Partner”) in connection with the proposed purchase by the Underwriters (as defined in the Underwriting Agreement referred to below) from the Partnership of shares of common stock, par value U.S.$0.01 per share (the “Shares”) in Moneygram International, Inc. (the “Issuer”), a Delaware corporation.

1	Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1	The certificate of registration dated 7 February 2007 of the General Partner as a foreign company under Part IX of the Companies Law (2011 Revision) (as amended) (the “Companies Law”).

1.2	The certificate of registration of the Partnership dated 13 February 2007 as an exempted limited partnership under section 9 of the Exempted Limited Partnership Law (2011 Revision) (as amended) (the “Law”).

1.3	The statement signed on behalf of the General Partner pursuant to section 9(1) of the Law relating to the Partnership and the statements filed under section 10 of the Law.

1.4	The partnership records of the Partnership maintained at its registered office in the Cayman Islands.

1.5	The limited partnership agreement dated as of 13 February 2007 between the General Partner and each of the limited partners named therein (the “Limited Partners”) and the amended and restated agreement of limited partnership dated as of 16 February 2007 between the General Partner and the Limited Partners (together, the “Partnership Agreement”).

1.6	The certificate of good standing in relation to the General Partner issued by the Registrar of Companies dated 2014.

1.7	The certificate of good standing in relation to the Partnership issued by the Registrar of Exempted Limited Partnerships dated 2014 (together with the certificate of good standing in relation to the General Partner, referred to as the “Certificates of Good Standing”).

1.8	The certificate of the General Partner, a copy of which is attached to this opinion (the “General Partner’s Certificate”).

1.9	An underwriting agreement dated 27 March 2014 among Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC (as representatives of the several underwriters named in Schedule II), the Issuer and the selling shareholders of the Issuer named in Schedule I (the “Underwriting Agreement”).

2	Assumptions

The following opinion is only given as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion. This opinion only relates to the laws of the Cayman Islands which are in force at the date of this opinion. In giving this opinion, we have relied (without further verification) upon the completeness and accuracy of the General Partner’s Certificate and the Certificates of Good Standing. We have relied upon the following assumptions, which we have not independently verified:

2.1	The existence and good standing of the General Partner as a limited liability company under the laws of the State of Delaware and the due authorisation, execution and unconditional delivery of (i) the Partnership Agreement by the General Partner; and (ii) the Underwriting Agreement by the General Partner on behalf of the Partnership, in each case as a matter of the laws of the State of Delaware and all other relevant laws (other than the laws of the Cayman Islands).

2.2	The Partnership Agreement and the Underwriting Agreement have been authorised and duly executed and unconditionally delivered by or on behalf of all relevant parties in accordance with all relevant laws (other than, with respect to the General Partner and the Partnership, the laws of the Cayman Islands).

2.3	The Underwriting Agreement is legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the State of New York and all other relevant laws (other than, with respect to the Partnership, the laws of the Cayman Islands).

2.4	The choice of the laws of the State of New York as the governing law of the Underwriting Agreement has been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of New York and any other relevant jurisdiction (other than the Cayman Islands) as a matter of the laws of the State of New York and all other relevant laws (other than the laws of the Cayman Islands).

2.5	The choice of Cayman Islands law as the governing law of the Partnership Agreement has been made in good faith.

2.6	Copies of the documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals, and translations of documents provided to us are complete and accurate.

2.7	All signatures, initials and seals are genuine.

2.8	The capacity, power, authority and legal right of all parties under all relevant laws (other than, with respect to the General Partner and the Partnership, the laws of the Cayman Islands) to enter into, execute, unconditionally deliver and perform their respective obligations under the Partnership Agreement and the Underwriting Agreement.

2.9	There is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Partnership or the General Partner prohibiting or restricting each of them from entering into and performing their obligations under the Underwriting Agreement.

2.10	No monies paid to or for the account of any party under the Underwriting Agreement represent or will represent criminal property or terrorist property (as defined in the Proceeds of Crime Law 2008, and the Terrorism Law (2011 Revision), respectively).

2.11	At all times the affairs of each of the General Partner and the Partnership have been conducted in accordance with the Partnership Agreement.

2.12	All necessary consents have been given, actions taken and conditions met or validly waived pursuant to the Underwriting Agreement.

2.13	There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions set out below. Specifically, we have made no independent investigation of the laws of the State of New York, the laws of the State of Delaware or the laws of the jurisdictions in which the General Partner and the Limited Partners are registered or incorporated.

3	Opinions

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The General Partner has been duly registered as a foreign company under Part IX of the Companies Law and is in good standing under the laws of the Cayman Islands.

3.2	The Partnership has been duly established and registered and is validly existing and in good standing as an exempted limited partnership under the laws of the Cayman Islands.

3.3	The Partnership has all requisite capacity, power and authority under the Partnership Agreement to enter into and perform its obligations under the Underwriting Agreement (including to assign, transfer and deliver the Shares to be sold by the Partnership).

3.4	The execution and delivery of the Underwriting Agreement by the Partnership and the Partnership’s performance of its obligations under the Underwriting Agreement will not conflict with or result in a breach of any of the terms or provisions of the Partnership Agreement or any law, public rule or regulation applicable to the General Partner or the Partnership currently in force in the Cayman Islands.

3.5	The execution, delivery and performance of the Underwriting Agreement by the Partnership have been authorised in accordance with the provisions of the Partnership Agreement and upon the unconditional delivery of the Underwriting Agreement by or on behalf of the General Partner acting in its capacity as general partner of the Partnership, the Underwriting Agreement will have been duly executed and delivered by the Partnership and will constitute the legal, valid and binding obligations of the Partnership enforceable in accordance with its terms.

3.6	No authorisations, consents, approvals, licences, validations, orders, filings or exemptions are required by law from any governmental authorities or agencies or other official bodies in the Cayman Islands in connection with:

(a)	the execution, creation or delivery by the Partnership of the Underwriting Agreement;

(b)	subject to the payment of the appropriate stamp duty, enforcement of the Underwriting Agreement against the Partnership; or

(c)	the performance by the Partnership of its obligations under the Underwriting Agreement.

3.7	No taxes, fees or charges (other than stamp duty) are payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of:

(a)	the execution or delivery by the Partnership of the Underwriting Agreement;

(b)	the enforcement of the Underwriting Agreement; or

(c)	payments made under or pursuant to the Underwriting Agreement.

The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

3.8	The courts of the Cayman Islands will observe and give effect to the choice of the laws of the laws of the State of New York as the governing law of the Underwriting Agreement.

3.9	Based solely on our search of the Register of Writs and Other Originating Process (the “Court Register”) maintained by the Clerk of the Court of the Grand Court of the Cayman Islands from the date of formation of the Partnership and registration of the General Partner to close of business on 2014 (the “Litigation Search”), the Court Register disclosed no writ, originating summons, originating motion, petition (including any winding up petition), counterclaim nor third party notice (the “Originating Process”) nor any amended Originating Process pending before the Grand Court of the Cayman Islands, in which the Partnership or the General Partner is a defendant or respondent.

3.10	Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the State of New York, a judgment obtained in such jurisdiction will be recognised and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty; and

(e)	was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

3.11	It is not necessary to ensure the legality, validity, enforceability, perfection or admissibility in evidence of the Underwriting Agreement that any document be filed, recorded or enrolled with any governmental authority or agency or any official body in the Cayman Islands.

4	Qualifications

The opinions expressed above are subject to the following qualifications:

4.1	The term “enforceable” as used above means that the obligations assumed by the General Partner and the Partnership under the Underwriting Agreement are of a type which the courts of the Cayman Islands will enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

(a)	enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium or other laws of general application relating to or affecting the rights of creditors;

(b)	enforcement may be limited by general principles of equity. For example, equitable remedies such as specific performance may not be available, inter alia, where damages are considered to be an adequate remedy;

(c)	some claims may become barred under the statutes of limitation or may be or become subject to defences of set off, counterclaim, estoppel and similar defences;

(d)	where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of that jurisdiction;

(e)	the courts of the Cayman Islands have jurisdiction to give judgment in the currency of the relevant obligation and statutory rates of interest payable upon judgments will vary according to the currency of the judgment. If the Partnership becomes insolvent or the partners are made subject to an insolvency proceeding, the courts of the Cayman Islands will require all debts to be proved in a common currency, which is likely to be the “functional currency” of the Partnership determined in accordance with applicable accounting principles. Currency indemnity provisions have not been tested, so far as we are aware, in the courts of the Cayman Islands;

(f)	arrangements that constitute penalties will not be enforceable;

(g)	enforcement may be prevented by reason of fraud, coercion, duress, undue influence, misrepresentation, public policy or mistake or limited by the doctrine of frustration of contracts; and

(h)	provisions imposing confidentiality obligations may be overridden by compulsion of applicable law or the requirements of legal and/or regulatory process.

4.2	Applicable court fees will be payable in respect of the enforcement of the Underwriting Agreement.

4.3	The courts of the Cayman Islands may decline to exercise jurisdiction in relation to substantive proceedings brought under or in relation to the Underwriting Agreement in matters where they determine that such proceedings may be tried in a more appropriate forum.

4.4	Cayman Islands stamp duty may be payable if the Underwriting Agreement is brought to or executed in the Cayman Islands.

4.5	Notwithstanding registration, an exempted limited partnership is not a separate legal person distinct from its partners. An exempted limited partnership must act through its general partner and the general partner must execute all agreements and contracts on behalf of the exempted limited partnership. References in this opinion to the “Partnership” taking any action (including executing any agreements) should be construed accordingly.

4.6	To maintain the General Partner and the Partnership in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies and the Registrar of Exempted Limited Partnerships.

4.7	The obligations of the General Partner or the Partnership may be subject to restrictions pursuant to United Nations sanctions as implemented under the laws of the Cayman Islands and/or restrictive measures adopted by the European Union Council for Common Foreign and Security Policy extended to the Cayman Islands by the Order of Her Majesty in Council.

4.8	Any provision of the Underwriting Agreement purporting to impose obligations on or grant rights to a person who is not party to the Underwriting Agreement or the Partnership Agreement (a “third party”) may not be enforceable by or against that third party.

4.9	Under Cayman Islands law, documents such as the Underwriting Agreement are effective from the date on which they are executed and delivered by all the parties to it, notwithstanding any prior “as of” date on their face.

4.10	In the case of an exempted limited partnership formed under the Law the general partner(s) are liable for partnership debts (i.e. debts validly contracted by them on behalf of the partnership) to the extent the partnership assets are insufficient to meet those debts, and the liability of the limited partners is limited to the extent provided in the Law. The general partner(s) (in the case of an exempted limited partnership) enter into all agreements on behalf of the exempted limited partnership under general legal principles of agency as modified by the terms of the partnership agreement, the Law and the Partnership Law (2011 Revision). Under the terms of the Law, any property of the exempted limited partnership which is conveyed to or vested in or held by the general partner is an asset of the exempted limited partnership held upon trust in accordance with the terms of the partnership agreement.

4.11	A certificate, determination, calculation or designation of any party to the Partnership Agreement or the Underwriting Agreement as to any matter provided therein might be held by a Cayman Islands court not to be conclusive final and binding if, for example, it could be shown to have an unreasonable or arbitrary basis, or in the event of manifest error.

4.12	The Litigation Search of the Court Register would not reveal, amongst other things, an Originating Process filed with the Grand Court which, pursuant to the Grand Court Rules or best practice of the Clerk of the Courts’ office, should have been entered in the Court Register but was not in fact entered in the Court Register (properly or at all).

4.13	In principle the courts of the Cayman Islands will award costs and disbursements in litigation in accordance with the relevant contractual provisions but there remains some uncertainty as to the way in which the rules of the Grand Court will be applied in practice. Whilst it is clear that costs incurred prior to judgment can be recovered in accordance with the contract, it is likely that post-judgment costs (to the extent recoverable at all) will be subject to taxation in accordance with Grand Court Rules Order 62.

4.14	We reserve our opinion as to the extent to which a Cayman Islands court would, in the event of any relevant illegality, sever the offending provisions and enforce the remainder of the transaction of which such provisions form a part, notwithstanding any express provisions in this regard.

4.15	We are not qualified to opine as to the meaning, validity or effect of any references to foreign (i.e. non Cayman Islands) statutes, rules, regulations, codes, judicial authority or any other promulgations and any references to them in the Underwriting Agreement.

4.16	We express no view as to the commercial terms of the Underwriting Agreement or whether such terms represent the intentions of the parties, and make no comment with regard to the representations which may be made therein.

4.17	Legal proceedings against an exempted limited partnership may be instituted in the name of the general partner(s) and no limited partner shall be a party to or named in such proceedings unless the court deems it just and equitable to join in limited partners who may be liable in the circumstances contemplated in section 7(2) or section 14(1) of the Law.

This opinion is to be construed restrictively. We have not been asked to review and we therefore have not reviewed the terms of any of the ancillary documents relating to the Underwriting Agreement and express no opinion or observation upon its or their terms.

This opinion is addressed to and for the benefit solely of the addressees and may not be relied upon by any other person for any purpose, nor may it be transmitted or disclosed to any other person without our prior written consent, except as required by law.

Yours faithfully

Exhibit I

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Wells Fargo Securities, LLC

Goldman, Sachs & Co.

J.P. Morgan Securities LLC

Macquarie Capital (USA) Inc.

William Blair & Company, L.L.C.

GSCP VI Offshore Advisors, L.L.C.

PO Box 309, Ugland House

Grand Cayman

KY1-1104

Cayman Islands

To:	Maples and Calder

PO Box 309, Ugland House

Grand Cayman

KY1-1104

Cayman Islands

Dear Sirs

GS Capital Partners VI Offshore Fund, L.P. (the “Partnership”)

I, the undersigned, duly authorised on behalf of GSCP VI Offshore Advisors, L.L.C., the general partner of the Partnership, am aware that you are being asked to provide a legal opinion (the “Opinion”) in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that as at the date of this certificate:

1	The Partnership Agreement remains in full force and effect and has not been terminated or amended in any way and no breaches of the Partnership Agreement have occurred. No event has occurred to effect the termination or dissolution of the Partnership.

2	The General Partner is validly formed, existing and in good standing under the laws of the State of Delaware and is the sole general partner of the Partnership.

3	The documents filed by the General Partner under section 184 of the Companies Law are correct and unamended.

4	The General Partner has properly and validly authorised the execution of the Underwriting Agreement and any required resolutions and authorisations were duly adopted, are in full force and effect at the date of this certificate and have not been amended, varied or revoked in any respect.

5	To the extent that this paragraph affects the Opinion in any material respect, the partnership records of the Partnership required to be maintained at its registered office in the Cayman Islands are complete and accurate in all material respects and all minutes and resolutions filed thereon represent a complete and accurate record of all meetings of the Partners duly convened in accordance with the Partnership Agreement and all resolutions passed by written consent as the case may be.

6	The shareholders or members of the General Partner and the partners of the Partnership have not restricted the power of the General Partner or the Partnership in any manner relevant to the Underwriting Agreement.

7	Prior to, at the time of, and immediately following execution of the Underwriting Agreement, the General Partner (a) was able to pay (i) its debts as they fell due; and (ii) Partnership debts as they fell due out of partnership assets, and (b) the General Partner or the Partnership (as applicable) entered into the Partnership Agreement and the Underwriting Agreement to which it is a party for proper value and not with an intention to defraud or wilfully defeat an obligation owed to any creditor or with a view to giving a creditor a preference.

8	To the best of my knowledge and belief, having made due inquiry, neither the General Partner nor the Partnership are subject to legal, arbitral, administrative or other proceedings in any jurisdiction and no such proceedings have been threatened against the Partnership or General Partner that would affect the Partnership’s ability to consummate the transactions contemplated by the Underwriting Agreement. No steps have been taken to commence the winding up or dissolution of the General Partner nor have the directors, members or shareholders taken any steps to have the General Partner struck off or placed in liquidation. No steps have been taken to wind up or dissolve the Partnership. No receiver has been appointed over any of the General Partner’s or the Partnership’s property or assets.

9	The execution and delivery of the Underwriting Agreement do not breach or conflict with any other agreement to which the General Partner or the Partnership has entered into prior to the date of this certificate. The transactions contemplated in the Underwriting Agreement fall within the purpose of the Partnership Agreement and the General Partner has obtained all necessary consents on behalf of the Partnership. All preconditions to the obligations of the parties to the Underwriting Agreement have been or will be satisfied or duly waived and there has been or will be no breach of the terms of the Underwriting Agreement.

10	The General Partner considers the transactions contemplated by the Underwriting Agreement to be of commercial benefit to the Partnership and has acted in good faith in the interests of the Partnership, and for a proper purpose of the Partnership, in relation to the transactions which are the subject of the Opinion.

I confirm that you may continue to rely on this certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you in writing personally to the contrary.

Signed:
for and on behalf of GSCP VI Offshore Advisors, L.L.C. acting by:

Name:

Title:

Date: 2 April 2014

EXHIBIT G

FORM OF OPINION OF MAPLES AND CALDER

COUNSEL FOR GSMP V OFFSHORE US, LTD. WITH RESPECT TO

CAYMAN ISLAND LAW

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Wells Fargo Securities, LLC

375 Park Avenue, 3rd Floor

New York, New York 10152

As Representatives of the several Underwriters in Exhibit I (each of which is an addressee of this opinion)

2 April 2014

Dear Sirs

GSMP V Institutional US, Ltd.

We have acted as counsel as to Cayman Islands law to GSMP V Institutional US, Ltd. (the “Company”) in connection with the proposed purchase by the Underwriters (as defined in the Underwriting Agreement referred to below) from the Company of shares of common stock, par value U.S.$0.01 per share (the “Shares”) in Moneygram International, Inc. (the “Issuer”), a Delaware corporation.

1	Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1	The certificate of incorporation dated 9 October 2007 and the memorandum and articles of association of the Company as registered or adopted on 9 October 2007 (the “Memorandum and Articles”).

1.2	The written resolutions of the board of directors of the Company dated March 2014 (the “Resolutions”).

1.3	A certificate of good standing with respect to the Company issued by the Registrar of Companies dated , 2014 (the “Certificate of Good Standing”).

1.4	A certificate from a director of the Company a copy of which is attached to this opinion letter (the “Director’s Certificate”).

1.5	An underwriting agreement dated 27 March 2014 among Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC (as representatives of the several underwriters named in Schedule II), the Issuer and the selling shareholders of the Issuer named in Schedule I (the “Underwriting Agreement”).

2	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving the following opinions, we have relied (without further verification) upon the completeness and accuracy of the Director’s Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1	The Underwriting Agreement has been or will be authorised and duly executed and unconditionally delivered by or on behalf of all relevant parties in accordance with all relevant laws (other than, with respect to the Company, the laws of the Cayman Islands).

2.2	The Underwriting Agreement is, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with its terms under the laws of the State of New York (the “Relevant Law”) and all other relevant laws (other than, with respect to the Company, the laws of the Cayman Islands).

2.3	The choice of the Relevant Law as the governing law of the Underwriting Agreement has been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of New York (the “Relevant Jurisdiction”) and any other relevant jurisdiction (other than the Cayman Islands) as a matter of the Relevant Law and all other relevant laws (other than the laws of the Cayman Islands).

2.4	Where the Underwriting Agreement has been provided to us in draft or undated form, it will be duly executed, dated and unconditionally delivered by all parties thereto in materially the same form as the last version provided to us and, where we have been provided with successive drafts of the Underwriting Agreement marked to show changes to a previous draft, all such changes have been accurately marked.

2.5	Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals, and translations of documents provided to us are complete and accurate.

2.6	All signatures, initials and seals are genuine.

2.7	The capacity, power, authority and legal right of all parties under all relevant laws and regulations (other than, with respect to the Company, the laws of the Cayman Islands) to enter into, execute, unconditionally deliver and perform their respective obligations under the Underwriting Agreement.

2.8	There is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the Underwriting Agreement.

2.9	No monies paid to or for the account of any party under the Underwriting Agreement represent or will represent criminal property or terrorist property (as defined in the Proceeds of Crime Law 2008, and the Terrorism Law (2011 Revision), respectively).

2.10	There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions set out below. Specifically, we have made no independent investigation of the Relevant Law.

2.11	The Court Register constitutes a complete record of the proceedings before the Grand Court as at the time of the Litigation Search (as those terms are defined below).

3	Opinions

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

3.2	The Company has all requisite power and authority under the Memorandum and Articles to enter into, execute and perform its obligations under the Underwriting Agreement (including to assign, transfer and deliver the Shares to be sold by the Company).

3.3	The execution and delivery of the Underwriting Agreement do not, and the performance by the Company of its obligations under the Underwriting Agreement will not, conflict with or result in a breach of any of the terms or provisions of the Memorandum and Articles or any law, public rule or regulation applicable to the Company currently in force in the Cayman Islands.

3.4	The execution, delivery and performance of the Underwriting Agreement have been authorised by and on behalf of the Company and, upon the execution and unconditional delivery of the Underwriting Agreement by any director or officer of the Company for and on behalf of the Company, the Underwriting Agreement will have been duly executed and delivered on behalf of the Company and will constitute the legal, valid and binding obligations of the Company enforceable in accordance with its terms.

3.5	No authorisations, consents, approvals, licences, validations or exemptions are required by law from any governmental authorities or agencies or other official bodies in the Cayman Islands in connection with:

(a)	the execution, creation or delivery of the Underwriting Agreement by and on behalf of the Company;

(b)	subject to the payment of the appropriate stamp duty, enforcement of the Underwriting Agreement against the Company; or

(c)	the performance by the Company of its obligations under the Underwriting Agreement.

3.6	No taxes, fees or charges (other than stamp duty) are payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of:

(a)	the execution or delivery of the Underwriting Agreement;

(b)	the enforcement of the Underwriting Agreement; or

(c)	payments made under, or pursuant to, the Underwriting Agreement.

The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

3.7	The courts of the Cayman Islands will observe and give effect to the choice of the Relevant Law as the governing law of the Underwriting Agreement.

3.8	Based solely on our search of the Register of Writs and Other Originating Process (the “Court Register”) maintained by the Clerk of the Court of the Grand Court of the Cayman Islands from the date of incorporation of the Company to the close of business (Cayman Islands time) on , 2014 (the “Litigation Search”), the Court Register disclosed no writ, originating summons, originating motion, petition (including any winding-up petition), counterclaim nor third party notice (“Originating Process”) nor any amended Originating Process pending before the Grand Court of the Cayman Islands, in which the Company is a defendant or respondent.

3.9	Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the Relevant Jurisdiction, a judgment obtained in such jurisdiction will be recognised and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty; and

(e)	was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

3.10	It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Underwriting Agreement that any document be filed, recorded or enrolled with any governmental authority or agency or any official body in the Cayman Islands.

4	Qualifications

The opinions expressed above are subject to the following qualifications:

4.1	The obligations assumed by the Company under the Underwriting Agreement will not necessarily be enforceable in all circumstances in accordance with their terms. In particular:

(a)	enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium or other laws of general application relating to or affecting the rights of creditors;

(b)	enforcement may be limited by general principles of equity. For example, equitable remedies such as specific performance may not be available, inter alia, where damages are considered to be an adequate remedy;

(c)	some claims may become barred under relevant statutes of limitation or may be or become subject to defences of set off, counterclaim, estoppel and similar defences;

(d)	where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of that jurisdiction;

(e)	the courts of the Cayman Islands have jurisdiction to give judgment in the currency of the relevant obligation and statutory rates of interest payable upon judgments will vary according to the currency of the judgment. If the Company becomes insolvent and is made subject to a liquidation proceeding, the courts of the Cayman Islands will require all debts to be proved in a common currency, which is likely to be the “functional currency” of the Company determined in accordance with applicable accounting principles. Currency indemnity provisions have not been tested, so far as we are aware, in the courts of the Cayman Islands;

(f)	arrangements that constitute penalties will not be enforceable;

(g)	enforcement may be prevented by reason of fraud, coercion, duress, undue influence, misrepresentation, public policy or mistake or limited by the doctrine of frustration of contracts;

(h)	provisions imposing confidentiality obligations may be overridden by compulsion of applicable law or the requirements of legal and/or regulatory process;

(i)	the courts of the Cayman Islands may decline to exercise jurisdiction in relation to substantive proceedings brought under or in relation to the Underwriting Agreement in matters where they determine that such proceedings may be tried in a more appropriate forum;

(j)	a person who is not a party to the Underwriting Agreement will not have the benefit of and will not be able to enforce its terms;

(k)	we reserve our opinion as to the enforceability of the relevant provisions of the Underwriting Agreement to the extent that they purport to grant exclusive jurisdiction as there may be circumstances in which the courts of the Cayman Islands would accept jurisdiction notwithstanding such provisions; and

(l)	a company cannot, by agreement or in its articles of association, restrict the exercise of a statutory power and there is doubt as to the enforceability of any provision in the Underwriting Agreement whereby the Company covenants to restrict the exercise of powers specifically given to it under the Companies Law (2011 Revision) of the Cayman Islands, including, without limitation, the power to increase its authorised share capital, amend its memorandum and articles of association or present a petition to a Cayman Islands court for an order to wind up the Company.

4.2	Applicable court fees will be payable in respect of the enforcement of the Underwriting Agreement.

4.3	Cayman Islands stamp duty may be payable if the original Underwriting Agreement is brought to or executed in the Cayman Islands.

4.4	To maintain the Company in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies within the time frame prescribed by law.

4.5	Under the laws of the Cayman Islands any term of the Underwriting Agreement which is governed by Cayman Islands law may be amended or waived orally or by the conduct of the parties thereto, notwithstanding any provision to the contrary contained in the Underwriting Agreement.

4.6	The obligations of the Company may be subject to restrictions pursuant to United Nations sanctions as implemented under the laws of the Cayman Islands and/or restrictive measures adopted by the European Union Council for Common Foreign and Security Policy extended to the Cayman Islands by the Order of Her Majesty in Council.

4.7	A certificate, determination, calculation or designation of any party to the Underwriting Agreement as to any matter provided therein might be held by a Cayman Islands court not to be conclusive final and binding if, for example, it could be shown to have an unreasonable or arbitrary basis, or in the event of manifest error.

4.8	The Litigation Search of the Court Register would not reveal, amongst other things, an Originating Process filed with the Grand Court which, pursuant to the Grand Court Rules or best practice of the Clerk of the Courts’ office, should have been entered in the Court Register but was not in fact entered in the Court Register (properly or at all).

4.9	In principle the courts of the Cayman Islands will award costs and disbursements in litigation in accordance with the relevant contractual provisions but there remains some uncertainty as to the way in which the rules of the Grand Court will be applied in practice. Whilst it is clear that costs incurred prior to judgment can be recovered in accordance with the contract, it is likely that post-judgment costs (to the extent recoverable at all) will be subject to taxation in accordance with Grand Court Rules Order 62.

4.10	We reserve our opinion as to the extent to which the courts of the Cayman Islands would, in the event of any relevant illegality or invalidity, sever the relevant provisions of the Underwriting Agreement and enforce the remainder of the Underwriting Agreement or transaction of which such provisions form a part, notwithstanding any express provisions in the Underwriting Agreement in this regard.

4.11	We are not qualified to opine as to the meaning, validity or effect of any references to foreign (i.e. non-Cayman Islands) statutes, rules, regulations, codes, judicial authority or any other promulgations and any references to them in the Underwriting Agreement.

We express no view as to the commercial terms of the Underwriting Agreement or whether such terms represent the intentions of the parties and make no comment with regard to warranties or representations that may be made by the Company.

The opinions in this opinion letter are strictly limited to the matters contained in the opinions section above and do not extend to any other matters. We have not been asked to review and we therefore have not reviewed any of the ancillary documents relating to the Underwriting Agreement and express no opinion or observation upon the terms of any such document.

This opinion letter is addressed to and for the benefit solely of the addressees and may not be relied upon by any other person for any purpose, nor may it be transmitted or disclosed (in whole or part) to any other person without our prior written consent.

Yours faithfully

Exhibit I

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Wells Fargo Securities, LLC

Goldman, Sachs & Co.

J.P. Morgan Securities LLC

Macquarie Capital (USA) Inc.

William Blair & Company, L.L.C.

GSMP V Institutional US, Ltd.

PO Box 309, Ugland House

Grand Cayman

KY1-1104

Cayman Islands

2 April 2014

To:	Maples and Calder

PO Box 309, Ugland House

Grand Cayman

KY1-1104

Cayman Islands

Dear Sirs

GSMP V Institutional US, Ltd. (the “Company”)

I, the undersigned, being a director of the Company, am aware that you are being asked to provide an opinion letter (the “Opinion”) in relation to certain aspects of Cayman Islands law. Unless otherwise defined herein, capitalised terms used in this certificate have the respective meanings given to them in the Opinion. I hereby certify that:

1	The Memorandum and Articles remain in full force and effect and are unamended.

2	The Resolutions were duly passed in the manner prescribed in the Memorandum and Articles (including, without limitation, with respect to the disclosure of interests (if any) by directors of the Company) and have not been amended, varied or revoked in any respect.

3	The shareholders of the Company (the “Shareholders”) have not restricted the powers of the directors of the Company in any way. There is no contractual or other restriction (other than as arising under Cayman Islands law) binding on the Company restricting it from entering into and performing its obligations under the Underwriting Agreement.

4	The directors of the Company at the date of the Resolutions and at the date of this certificate were and are as follows:

5	To the extent that this paragraph affects the Opinion in any material respect, the minute book and corporate records of the Company as maintained at its registered office in the Cayman Islands are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the shareholders and directors (or any committee thereof) of the Company (duly convened in accordance with the Memorandum and Articles) and all resolutions passed at the meetings or passed by written resolution or consent, as the case may be.

6	Prior to, at the time of, and immediately following the execution of the Underwriting Agreement the Company was, or will be, able to pay its debts as they fell, or fall, due and has entered, or will enter, into the Underwriting Agreement for proper value and not with an intention to defraud or wilfully defeat an obligation owed to any creditor or with a view to giving a creditor a preference.

7	Each director of the Company considers the transactions contemplated by the Underwriting Agreement to be of commercial benefit to the Company and has acted in good faith in the best interests of the Company, and for a proper purpose of the Company, in relation to the transactions which are the subject of the Opinion.

8	To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction. Nor have the directors or Shareholders taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company’s property or assets.

9	The Company has no employees.

I confirm that you may continue to rely on this certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you in writing personally to the contrary.

Signature:

Name:

Title:	Director

EXHIBIT H

FORM OF OPINION OF MAPLES AND CALDER

COUNSEL FOR GSMP V ONSHORE US, LTD. WITH RESPECT TO

CAYMAN ISLAND LAW

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Wells Fargo Securities, LLC

375 Park Avenue, 3rd Floor

New York, New York 10152

As Representatives of the several Underwriters in Exhibit I (each of which is an addressee of this opinion)

2	April 2014

Dear Sirs

GSMP V Onshore US, Ltd.

We have acted as counsel as to Cayman Islands law to GSMP V Onshore US, Ltd. (the “Company”) in connection with the proposed purchase by the Underwriters (as defined in the Underwriting Agreement referred to below) from the Company of shares of common stock, par value U.S.$0.01 per share (the “Shares”) in Moneygram International, Inc. (the “Issuer”), a Delaware corporation.

1	Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1	The certificate of incorporation dated 9 October 2007 and the memorandum and articles of association of the Company as registered or adopted on 9 October 2007 (the “Memorandum and Articles”).

1.2	The written resolutions of the board of directors of the Company dated March 2014 (the “Resolutions”).

1.3	A certificate of good standing with respect to the Company issued by the Registrar of Companies dated , 2014 (the “Certificate of Good Standing”).

1.4	A certificate from a director of the Company a copy of which is attached to this opinion letter (the “Director’s Certificate”).

1.5	An underwriting agreement dated 27 March 2014 among Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC (as representatives of the several underwriters named in Schedule II), the Issuer and the selling shareholders of the Issuer named in Schedule I (the “Underwriting Agreement”).

2	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving the following opinions, we have relied (without further verification) upon the completeness and accuracy of the Director’s Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1	The Underwriting Agreement has been or will be authorised and duly executed and unconditionally delivered by or on behalf of all relevant parties in accordance with all relevant laws (other than, with respect to the Company, the laws of the Cayman Islands).

2.2	The Underwriting Agreement is, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with its terms under the laws of the State of New York (the “Relevant Law”) and all other relevant laws (other than, with respect to the Company, the laws of the Cayman Islands).

2.3	The choice of the Relevant Law as the governing law of the Underwriting Agreement has been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of New York (the “Relevant Jurisdiction”) and any other relevant jurisdiction (other than the Cayman Islands) as a matter of the Relevant Law and all other relevant laws (other than the laws of the Cayman Islands).

2.4	Where the Underwriting Agreement has been provided to us in draft or undated form, it will be duly executed, dated and unconditionally delivered by all parties thereto in materially the same form as the last version provided to us and, where we have been provided with successive drafts of the Underwriting Agreement marked to show changes to a previous draft, all such changes have been accurately marked.

2.5	Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals, and translations of documents provided to us are complete and accurate.

2.6	All signatures, initials and seals are genuine.

2.7	The capacity, power, authority and legal right of all parties under all relevant laws and regulations (other than, with respect to the Company, the laws of the Cayman Islands) to enter into, execute, unconditionally deliver and perform their respective obligations under the Underwriting Agreement.

2.8	There is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the Underwriting Agreement.

2.9	No monies paid to or for the account of any party under the Underwriting Agreement represent or will represent criminal property or terrorist property (as defined in the Proceeds of Crime Law 2008, and the Terrorism Law (2011 Revision), respectively).

2.10	There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions set out below. Specifically, we have made no independent investigation of the Relevant Law.

2.11	The Court Register constitutes a complete record of the proceedings before the Grand Court as at the time of the Litigation Search (as those terms are defined below).

3	Opinions

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

3.2	The Company has all requisite power and authority under the Memorandum and Articles to enter into, execute and perform its obligations under the Underwriting Agreement (including to assign, transfer and deliver the Shares to be sold by the Company).

3.3	The execution and delivery of the Underwriting Agreement do not, and the performance by the Company of its obligations under the Underwriting Agreement will not, conflict with or result in a breach of any of the terms or provisions of the Memorandum and Articles or any law, public rule or regulation applicable to the Company currently in force in the Cayman Islands.

3.4	The execution, delivery and performance of the Underwriting Agreement have been authorised by and on behalf of the Company and, upon the execution and unconditional delivery of the Underwriting Agreement by any director or officer of the Company for and on behalf of the Company, the Underwriting Agreement will have been duly executed and delivered on behalf of the Company and will constitute the legal, valid and binding obligations of the Company enforceable in accordance with its terms.

3.5	No authorisations, consents, approvals, licences, validations or exemptions are required by law from any governmental authorities or agencies or other official bodies in the Cayman Islands in connection with:

(a)	the execution, creation or delivery of the Underwriting Agreement by and on behalf of the Company;

(b)	subject to the payment of the appropriate stamp duty, enforcement of the Underwriting Agreement against the Company; or

(c)	the performance by the Company of its obligations under the Underwriting Agreement.

3.6	No taxes, fees or charges (other than stamp duty) are payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of:

(a)	the execution or delivery of the Underwriting Agreement;

(b)	the enforcement of the Underwriting Agreement; or

(c)	payments made under, or pursuant to, the Underwriting Agreement.

The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

3.7	The courts of the Cayman Islands will observe and give effect to the choice of the Relevant Law as the governing law of the Underwriting Agreement.

3.8	Based solely on our search of the Register of Writs and Other Originating Process (the “Court Register”) maintained by the Clerk of the Court of the Grand Court of the Cayman Islands from the date of incorporation of the Company to the close of business (Cayman Islands time) on , 2014 (the “Litigation Search”), the Court Register disclosed no writ, originating summons, originating motion, petition (including any winding-up petition), counterclaim nor third party notice (“Originating Process”) nor any amended Originating Process pending before the Grand Court of the Cayman Islands, in which the Company is a defendant or respondent.

3.9	Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the Relevant Jurisdiction, a judgment obtained in such jurisdiction will be recognised and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty; and

(e)	was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

3.10	It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Underwriting Agreement that any document be filed, recorded or enrolled with any governmental authority or agency or any official body in the Cayman Islands.

4	Qualifications

The opinions expressed above are subject to the following qualifications:

4.1	The obligations assumed by the Company under the Underwriting Agreement will not necessarily be enforceable in all circumstances in accordance with their terms. In particular:

(a)	enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium or other laws of general application relating to or affecting the rights of creditors;

(b)	enforcement may be limited by general principles of equity. For example, equitable remedies such as specific performance may not be available, inter alia, where damages are considered to be an adequate remedy;

(c)	some claims may become barred under relevant statutes of limitation or may be or become subject to defences of set off, counterclaim, estoppel and similar defences;

(d)	where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of that jurisdiction;

(e)	the courts of the Cayman Islands have jurisdiction to give judgment in the currency of the relevant obligation and statutory rates of interest payable upon judgments will vary according to the currency of the judgment. If the Company becomes insolvent and is made subject to a liquidation proceeding, the courts of the Cayman Islands will require all debts to be proved in a common currency, which is likely to be the “functional currency” of the Company determined in accordance with applicable accounting principles. Currency indemnity provisions have not been tested, so far as we are aware, in the courts of the Cayman Islands;

(f)	arrangements that constitute penalties will not be enforceable;

(g)	enforcement may be prevented by reason of fraud, coercion, duress, undue influence, misrepresentation, public policy or mistake or limited by the doctrine of frustration of contracts;

(h)	provisions imposing confidentiality obligations may be overridden by compulsion of applicable law or the requirements of legal and/or regulatory process;

(i)	the courts of the Cayman Islands may decline to exercise jurisdiction in relation to substantive proceedings brought under or in relation to the Underwriting Agreement in matters where they determine that such proceedings may be tried in a more appropriate forum;

(j)	a person who is not a party to the Underwriting Agreement will not have the benefit of and will not be able to enforce its terms;

(k)	we reserve our opinion as to the enforceability of the relevant provisions of the Underwriting Agreement to the extent that they purport to grant exclusive jurisdiction as there may be circumstances in which the courts of the Cayman Islands would accept jurisdiction notwithstanding such provisions; and

(l)	a company cannot, by agreement or in its articles of association, restrict the exercise of a statutory power and there is doubt as to the enforceability of any provision in the Underwriting Agreement whereby the Company covenants to restrict the exercise of powers specifically given to it under the Companies Law (2011 Revision) of the Cayman Islands, including, without limitation, the power to increase its authorised share capital, amend its memorandum and articles of association or present a petition to a Cayman Islands court for an order to wind up the Company.

4.2	Applicable court fees will be payable in respect of the enforcement of the Underwriting Agreement.

4.3	Cayman Islands stamp duty may be payable if the original Underwriting Agreement is brought to or executed in the Cayman Islands.

4.4	To maintain the Company in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies within the time frame prescribed by law.

4.5	Under the laws of the Cayman Islands any term of the Underwriting Agreement which is governed by Cayman Islands law may be amended or waived orally or by the conduct of the parties thereto, notwithstanding any provision to the contrary contained in the Underwriting Agreement.

4.6	The obligations of the Company may be subject to restrictions pursuant to United Nations sanctions as implemented under the laws of the Cayman Islands and/or restrictive measures adopted by the European Union Council for Common Foreign and Security Policy extended to the Cayman Islands by the Order of Her Majesty in Council.

4.7	A certificate, determination, calculation or designation of any party to the Underwriting Agreement as to any matter provided therein might be held by a Cayman Islands court not to be conclusive final and binding if, for example, it could be shown to have an unreasonable or arbitrary basis, or in the event of manifest error.

4.8	The Litigation Search of the Court Register would not reveal, amongst other things, an Originating Process filed with the Grand Court which, pursuant to the Grand Court Rules or best practice of the Clerk of the Courts’ office, should have been entered in the Court Register but was not in fact entered in the Court Register (properly or at all).

4.9	In principle the courts of the Cayman Islands will award costs and disbursements in litigation in accordance with the relevant contractual provisions but there remains some uncertainty as to the way in which the rules of the Grand Court will be applied in practice. Whilst it is clear that costs incurred prior to judgment can be recovered in accordance with the contract, it is likely that post-judgment costs (to the extent recoverable at all) will be subject to taxation in accordance with Grand Court Rules Order 62.

4.10	We reserve our opinion as to the extent to which the courts of the Cayman Islands would, in the event of any relevant illegality or invalidity, sever the relevant provisions of the Underwriting Agreement and enforce the remainder of the Underwriting Agreement or transaction of which such provisions form a part, notwithstanding any express provisions in the Underwriting Agreement in this regard.

4.11	We are not qualified to opine as to the meaning, validity or effect of any references to foreign (i.e. non-Cayman Islands) statutes, rules, regulations, codes, judicial authority or any other promulgations and any references to them in the Underwriting Agreement.

We express no view as to the commercial terms of the Underwriting Agreement or whether such terms represent the intentions of the parties and make no comment with regard to warranties or representations that may be made by the Company.

The opinions in this opinion letter are strictly limited to the matters contained in the opinions section above and do not extend to any other matters. We have not been asked to review and we therefore have not reviewed any of the ancillary documents relating to the Underwriting Agreement and express no opinion or observation upon the terms of any such document.

This opinion letter is addressed to and for the benefit solely of the addressees and may not be relied upon by any other person for any purpose, nor may it be transmitted or disclosed (in whole or part) to any other person without our prior written consent.

Yours faithfully

Exhibit I

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Wells Fargo Securities, LLC

Goldman, Sachs & Co.

J.P. Morgan Securities LLC

Macquarie Capital (USA) Inc.

William Blair & Company, L.L.C.

GSMP V Onshore US, Ltd.

PO Box 309, Ugland House

Grand Cayman

KY1-1104

Cayman Islands

2 April 2014

To:	Maples and Calder

PO Box 309, Ugland House

Grand Cayman

KY1-1104

Cayman Islands

Dear Sirs

GSMP V Onshore US, Ltd. (the “Company”)

I, the undersigned, being a director of the Company, am aware that you are being asked to provide an opinion letter (the “Opinion”) in relation to certain aspects of Cayman Islands law. Unless otherwise defined herein, capitalised terms used in this certificate have the respective meanings given to them in the Opinion. I hereby certify that:

1	The Memorandum and Articles remain in full force and effect and are unamended.

2	The Resolutions were duly passed in the manner prescribed in the Memorandum and Articles (including, without limitation, with respect to the disclosure of interests (if any) by directors of the Company) and have not been amended, varied or revoked in any respect.

3	The shareholders of the Company (the “Shareholders”) have not restricted the powers of the directors of the Company in any way. There is no contractual or other restriction (other than as arising under Cayman Islands law) binding on the Company restricting it from entering into and performing its obligations under the Underwriting Agreement.

4	The directors of the Company at the date of the Resolutions and at the date of this certificate were and are as follows:

5	To the extent that this paragraph affects the Opinion in any material respect, the minute book and corporate records of the Company as maintained at its registered office in the Cayman Islands are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the shareholders and directors (or any committee thereof) of the Company (duly convened in accordance with the Memorandum and Articles) and all resolutions passed at the meetings or passed by written resolution or consent, as the case may be.

6	Prior to, at the time of, and immediately following the execution of the Underwriting Agreement the Company was, or will be, able to pay its debts as they fell, or fall, due and has entered, or will enter, into the Underwriting Agreement for proper value and not with an intention to defraud or wilfully defeat an obligation owed to any creditor or with a view to giving a creditor a preference.

7	Each director of the Company considers the transactions contemplated by the Underwriting Agreement to be of commercial benefit to the Company and has acted in good faith in the best interests of the Company, and for a proper purpose of the Company, in relation to the transactions which are the subject of the Opinion.

8	To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction. Nor have the directors or Shareholders taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company’s property or assets.

9	The Company has no employees.

I confirm that you may continue to rely on this certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you in writing personally to the contrary.

Signature:

Name:

Title:	Director

EXHIBIT I

FORM OF OPINION OF WEIL, GOTSHAL & MANGES LLP

COUNSEL TO THE THL SELLING SHAREHOLDERS

April 2, 2014

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Wells Fargo Securities, LLC

375 Park Avenue, 3rd Floor

New York, New York 10152

Ladies and Gentlemen:

We have acted as counsel to Thomas H. Lee Equity Fund VI, L.P., Thomas H. Lee Parallel Fund VI, L.P., Thomas H. Lee Parallel (DT) Fund VI, L.P., THL Equity Fund VI Investors (MoneyGram), LLC, THL Coinvestment Partners, L.P., THL Operating Partners, L.P., Great-West Investors L.P. and Putnam Investments Employees’ Securities Company III, LLC (the “THL Selling Shareholders”) in connection with the preparation, execution and delivery of, and the consummation of the transactions contemplated by, the Underwriting Agreement (the “Agreement”), by and among MoneyGram International, Inc. (the “Company”), the selling shareholders named therein (the “Selling Shareholders”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the offering (the “Offering”) of 8,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) to be sold by the Selling Shareholders. This opinion is being rendered to you at the request of the THL Selling Shareholders pursuant to Section 6(f) of the Agreement. Capitalized terms defined in the Agreement and used (but not otherwise defined) herein are used herein as so defined.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Agreement, (ii) the registration statement on Form S-3 (File No. 333-171151), as amended from time to time, (iii) the base prospectus, dated May 16, 2011, (iv) the preliminary prospectus, dated March 24, 2014 and (v) the prospectus, dated March 27, 2014, each relating to the Offering. We also have examined originals or copies (certified or otherwise identified to our satisfaction) of such limited partnership and limited liability company agreements, records, documents and other instruments, and such certificates or comparable documents of public officials, general partners, members, officers and representatives of the THL Selling Shareholders, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of general partners, members, officers or representatives of the THL Selling Shareholders and upon the representations and warranties of the THL Selling Shareholders contained in the Agreement. We have also assumed (i) the valid existence of the THL Selling Shareholders and (ii) that the THL Selling Shareholders have the requisite limited partnership or limited liability company power and authority to enter into and perform the Agreement. As used herein, “of which we are aware” means the conscious awareness of facts or other information by any lawyer in our firm actively involved in the transactions contemplated by the Agreement, after consultation with such other lawyers in our firm, as each such actively involved lawyer has deemed appropriate.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. The execution, delivery and performance of the Agreement and the Stock Repurchase Agreement by the THL Selling Shareholders has been duly authorized by all necessary limited partnership or limited liability company action, as applicable, on the part of each of the THL Selling Shareholders. The Agreement has been duly and validly executed and delivered by the THL Selling Shareholders.

2. The execution and delivery by each THL Selling Shareholder of the Agreement and the Stock Repurchase Agreement and the performance by such THL Selling Shareholder of its obligations thereunder will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of its limited partnership or limited liability company agreement (as may be applicable), (ii) any of the terms, conditions or provisions of any document, agreement or other instrument listed on Schedule A hereto, (iii) the laws of the State of New York, the limited partnership and limited liability company laws of the State of Delaware or federal law or regulation (other than federal and state securities or blue sky laws, as to which we express no opinion in this paragraph) or (iv) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on such THL Selling Shareholders of which we are aware.

3. No consent, approval, waiver, license or authorization or other action by or filing with any New York or Delaware limited partnership or limited liability company, as applicable, authority or federal governmental authority is required in connection with the execution and delivery by any THL Selling Shareholder of the Agreement and the Stock Repurchase Agreement, the consummation by it of the transactions contemplated thereby or the performance by it of its obligations thereunder, except for (i) filings and other actions required pursuant to federal and state securities or blue sky laws, as to which we express no opinion in this paragraph and (ii) those already obtained.

4. Assuming that the Underwriters acquire the THL Shares being sold to them by the THL Selling Shareholders pursuant to the Agreement (the “THL Selling Shareholder Shares”) without notice of an adverse claim thereto, upon (a)(i) indication by The Depositary Trust Company (“DTC”) by book entry that the THL Shares have been credited to the Underwriters’ securities account at DTC or (ii) DTC’s acquisition of the THL Shares for the Underwriters and acceptance of the THL Shares for the Underwriters’ securities account and (b) payment therefor in accordance with the terms of the Agreement, (y) the Underwriters will acquire a valid security entitlement in respect of the THL Selling Shareholder Shares and (z) no action based on an adverse claim may be validly asserted against the Underwriters with respect to such security entitlement. For purposes of this Paragraph, the terms “adverse claim,” “notice of an adverse claim,” “securities account” and “security entitlement” have the respective meanings ascribed thereto in Sections 8-102(a)(1), 8-105, 8-501 and 8-102(a)(17) of the Uniform Commercial Code in effect in the State of New York.

The opinions expressed herein are limited to the laws of the State of New York, the limited partnership and limited liability company laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

Very truly yours,

SCHEDULE A

1.	Amended and Restated Shareholders Agreement, dated as of March 17, 2008, among certain affiliates and co-investors of Thomas H. Lee Partners, L.P. and Goldman, Sachs & Co. and certain of its affiliates, as amended from time to time.

2.	Recapitalization Agreement, dated as of March 7, 2011, among MoneyGram International, Inc., certain affiliates and co-investors of Thomas H. Lee Partners, L.P. and Goldman, Sachs & Co. and certain of its affiliates, as amended from time to time.

3.	The Agreement, dated as of March 17, 2008, among Wal-Mart Stores, Inc., certain affiliates and co-investors of Thomas H. Lee Partners, L.P. and Goldman, Sachs & Co. and certain of its affiliates, as amended from time to time.

EXHIBIT J

[FORM OF LOCK-UP LETTER FOR DIRECTORS AND OFFICERS]

                , 2014

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Wells Fargo Securities, LLC

375 Park Avenue, 3rd Floor

New York, New York 10152

Ladies and Gentlemen:

The undersigned understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Wells Fargo Securities, LLC (“Wells Fargo”) (together, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with MoneyGram International, Inc., a Delaware corporation (the “Company”), and the shareholders of the Company, named in Schedule I of the Underwriting Agreement (the “Selling Shareholders”) providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of the Shares (as defined in the Underwriting Agreement).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Merrill Lynch and Wells Fargo on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock, $0.01 par value, of the Company (“Common Stock”) beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to, (a) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or (b) transfers of shares of Common Stock or any security convertible into Common Stock by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (a) or (b), (i) each donee or beneficiary shall sign and deliver a lock-up letter substantially in the form of this letter, (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, and no other public filing or report regarding such transfers shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence and (iii) any such transfer or distribution shall not involve a disposition for value, or (c) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company. In addition, the undersigned agrees that, without the prior written consent of Merrill Lynch and Wells Fargo on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock in violation with the foregoing restrictions.

Notwithstanding the restrictions imposed by this letter agreement, the undersigned may exercise an option or warrant outstanding on the date of this letter agreement and disclosed in the Time of Sale Prospectus of which the Underwriters have been advised in writing; provided that the underlying shares of Common Stock shall continue to be subject to the restrictions on transfer set forth in this letter agreement.

Furthermore, during the restricted period, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

If:

(1) during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

At the end of the initial restricted period, the Company shall advise the Selling Shareholders if an extension of the initial restricted period has occurred for purposes of this letter agreement.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Shareholders and the Underwriters.

This letter agreement shall automatically terminate and be of no further force and effect if (i) the Representatives, on behalf of the Underwriters, advise the Company and the Selling Shareholders, or the Company advises the Representatives and the Selling Shareholders, in writing, prior to the execution of the Underwriting Agreement, that they will not proceed with the Public Offering, or the Selling Shareholders advise the Representatives and the Company, in writing, prior to the execution of the Underwriting Agreement, that none of them will proceed with participation in the Public Offering, (ii) the termination of the Underwriting Agreement before the sale of any Shares to the Underwriters or (iii) the Underwriting Agreement has not been executed by the Company, the Selling Shareholders and the Representatives by June 30, 2014.

Very truly yours,

(Name)

(Address)

EXHIBIT K

[FORM OF LOCK-UP LETTER – SELLING SHAREHOLDERS]

                , 2014

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Wells Fargo Securities, LLC

375 Park Avenue, 3rd Floor

New York, New York 10152

Ladies and Gentlemen:

The undersigned understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Wells Fargo Securities, LLC (“Wells Fargo”) (together, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with MoneyGram International, Inc., a Delaware corporation (the “Company”), and the shareholders of the Company named in Schedule I of the Underwriting Agreement (the “Selling Shareholders”) providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of the Shares (as defined in the Underwriting Agreement).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Merrill Lynch and Wells Fargo on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to, (a) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or (b) distributions of shares of Common Stock or any security convertible into Common Stock to members, limited partners, stockholders or affiliates of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (a) or (b), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter, (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, and no other public filing or report regarding such transfers shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence and (iii) any such transfer or distribution shall not involve a disposition for value, or (c) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company. In addition, the undersigned agrees that, without the prior written consent of Merrill Lynch and Wells Fargo on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock in violation with the foregoing restrictions.

Notwithstanding the restrictions imposed by this Letter Agreement, the undersigned may (1) exercise an option or warrant, or convert a share of Series D Preferred Stock, outstanding on the date of this letter agreement and disclosed in the Time of Sale Prospectus of which the Underwriters have been advised in writing; provided that the underlying shares of Common Stock shall continue to be subject to the restrictions on transfer set forth in this letter agreement, and (2) transfer the Shares to the Underwriters pursuant to the Underwriting Agreement.

Furthermore, during the restricted period, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

If:

(1) during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. At the end of the initial restricted period, the Representative shall advise the Selling Shareholders if an extension of the initial restricted period has occurred for purposes of this letter agreement.

In the event that any shares of Common Stock held by any of the Selling Shareholders, other than the undersigned, that are subject to a lock-up agreement related to the proposed Public Offering are released from the restrictions set forth therein, the undersigned shall be entitled to a proportionate release from this letter agreement (with such proportion being determined by dividing the number of shares of Common Stock being released with respect to such person and its affiliates by the total number of issued and outstanding shares held by such person and its affiliates), and the Company shall notify the undersigned of such release concurrently with notification to such other released party or parties.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Shareholders and the Underwriters.

[Notwithstanding anything herein to the contrary, Goldman, Sachs & Co. and its affiliates may engage in brokerage, investment advisory, investment company, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage and other similar activities conducted in the ordinary course of its and its affiliates’ business; provided, however, that the undersigned agrees that the Common Stock currently owned by it shall be subject to this letter agreement.]1

This letter agreement shall automatically terminate and be of no further force and effect if (i) the Representatives, on behalf of the Underwriters, advise the Company and the Selling Shareholders, or the Company advises the Representatives and the Selling Shareholders, in writing, prior to the execution of the Underwriting Agreement, that they will not proceed with the Public Offering, or the Selling Shareholders advise the Representatives and the Company, in writing, prior to the execution of the Underwriting Agreement, that none of them will proceed with participation in the Public Offering, (ii) the termination of the Underwriting Agreement before the sale of any Shares to the Underwriters or (iii) the Underwriting Agreement has not been executed by the Company, the Selling Shareholders and the Representatives by June 30, 2014.

[1]	To be included only in the lock-ups for the Goldman Sachs Selling Shareholders.

Very truly yours,

(Name)

(Address)

K-5